Exhibit 99.1

EVERGY, INC.

401(K) SAVINGS PLAN

Restated Effective December 1, 2019

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1.44	New Program Plus Employee	11
1.45	Non-ESOP Component	11
1.46	Old Program Employee	11
1.47	One-Year Break in Service	11
1.48	Participant	12
1.49	Payroll Period	12
1.50	Pension Plan	12
1.51	Permanent and Total Disability	12
1.52	Plan	12
1.53	Plan Year	12
1.54	Post-Program Employee	12
1.55	Rescue Employee	12
1.56	Retirement Choice Program of 2007	13
1.57	Retirement Date	13
1.58	Rollover Amount	13
1.59	Roth Contribution	13
1.60	Separation Date	13
1.61	Spouse	13
1.62	Temporary Employee	13
1.63	Termination Benefit	13
1.64	Transferred Aquila Employee	14
1.65	Trust	14
1.66	Trustee	14
1.67	Trust Fund	14
1.68	Valuation Date	14
1.69	Vested Balance	14
1.70	Westar Plan	14
1.71	Westar Plan Transferee	14
1.72	Wolf Creek Enhanced Savings Employee	14
1.73	Wolf Creek Non-Union Employee	14
1.74	Wolf Creek Plan	14
1.75	Wolf Creek Plan Transferee	15
1.76	Wolf Creek Savings Employee	15
1.77	Wolf Creek Union Employee	15
1.78	Wolf Creek Unions	15
1.79	Year of Service	15

ARTICLE II	ELIGIBILITY	16
2.1	Date of Eligibility	16
2.2	Returning Employee	16

ARTICLE III	PARTICIPATION	17
3.1	Participation	17
3.2	Necessary Information	17

ARTICLE IV	CONTRIBUTIONS	18
4.1	Employer Contributions	18
4.2	Cash or Deferred Elective Contributions Election	21
4.3	Roth Contributions	24

4.4	Catch-Up Contributions	24
4.5	Wolf Creek Voluntary Contributions	24
4.6	Limitations on Elective Contributions	25
4.7	Reduction of Excess Elective Contributions; Distribution of Excess Elective Contributions	26
4.8	Limitations on Elective Deferrals	27
4.9	Limitations on Matching Contributions and Wolf Creek Voluntary Contributions	29
4.10	Distribution of Excess Aggregate Contributions	30
4.11	Reallocation of Contribution if Not Deductible	32
4.12	Return of Contribution	32
4.13	Mistake of Fact	32
4.14	Military Service	32
4.15	Qualified Nonelective Contributions	34

ARTICLE V	INDIVIDUAL ACCOUNTS AND INVESTMENTS OF FUNDS	35
5.1	Individual Accounts	35
5.2	Rollover Amount	38
5.3	Investment of Accounts	39
5.4	Self-Directed Investment Alternatives	39
5.5	Election Procedure	39
5.6	Fund Accounting	40
5.7	Restrictions on Elections of Insiders	40
5.8	Aquila Plan Prior Pension Accounts	40

ARTICLE VI	LIMITATIONS ON BENEFITS AND CONTRIBUTIONS	42
6.1	Annual Additions	42
6.2	Correction of Excess Annual Additions	42
6.3	Annual Additions to Other Defined Contribution Plans	42
6.4	Definitions	42

ARTICLE VII	ADJUSTMENT OF ACCOUNTS TO REFLECT NET WORTH	45
7.1	Net Worth	45
7.2	Allocation of Earnings, Losses, and Fund Expenses	45

ARTICLE VIII	ADJUSTMENTS FOR PAYMENTS; LOANS	46
8.1	Adjustments for Payments	46
8.2	Loans to Participants	46
8.3	Prior Loans Outstanding as of Merger Dates	49

ARTICLE IX	IN-SERVICE DISTRIBUTIONS	50
9.1	Hardship Withdrawals	50
9.2	Withdrawals at Age 59 1⁄2	51
9.3	Withdrawals of Automatic Deferrals	52
9.4	Withdrawals in Kind	52
9.5	In-Service Withdrawals of Aquila Plan Merger Accounts	52

ARTICLE X	TERMINATION OF PARTICIPATION	54
10.1	Retirement, Disability, and Death Benefits	54

10.2	Termination Benefit	54
10.3	Benefits Payable to Alternate Payees	55
10.4	Forfeitures	55
10.5	Years of Service for Vesting	56

ARTICLE XI	PAYMENT OF BENEFITS	57
11.1	Notification of Trustee	57
11.2	Payment to Minors	57
11.3	Payment of Retirement, Disability, and Termination Benefits	57
11.4	Payment of Death Benefits	59
11.5	Limitation on Payments	60
11.6	Payments in Kind	60
11.7	Special Distribution Limitations	60
11.8	Direct Rollovers	60
11.9	Automatic Rollovers	61
11.10	Minimum Distribution Requirements	61

ARTICLE XII	TOP-HEAVY RULES	66
12.1	Definitions	66
12.2	Determining Top-Heavy Status	68
12.3	Minimum Benefit	69

ARTICLE XIII	ADMINISTRATION OF THE PLAN	71
13.1	Appointment of Administrative Committee	71
13.2	Plan Administrator	71
13.3	Responsibility for Administration of the Plan and Trust	71
13.4	Powers of the Committee	71
13.5	Agents and Allocation of Fiduciary Responsibilities	71
13.6	Expenses	72
13.7	Actions of the Committee	72
13.8	Records	72
13.9	Indemnification	72

ARTICLE XIV	AMENDMENT, TERMINATION, AND MERGER OF PLAN	73
14.1	Right to Amend	73
14.2	Right to Terminate	73
14.3	Right to Discontinue Contributions	73
14.4	Termination	73
14.5	Distribution upon Termination	73
14.6	Vesting upon Termination	73
14.7	Evergy, Inc. Merger	74
14.8	Successor Plan	74
14.9	Merger of Plan	74
14.10	Transfers to Plan	74

ARTICLE XV	ASSIGNMENT—BENEFICIARIES	75
15.1	Assignment	75
15.2	Designation of Beneficiary	75
15.3	Beneficiary Not Designated	75

15.4	CAP Beneficiary Designations	76
15.5	Prior Plan Beneficiary Designations	76

ARTICLE XVI	CLAIMS AND APPEALS PROCEDURES	77
16.1	Filing a Claim	77
16.2	Deciding a Claim	77
16.3	Appealing a Claim	77
16.4	Limitations on Actions	78

ARTICLE XVII	MISCELLANEOUS	79
17.1	No Right to Retention	79
17.2	Headings	79
17.3	Gender and Number	79
17.4	Voting of Shares of Employer Stock	79
17.5	Applicable Law	79
17.6	Unclaimed Benefits	79
17.7	QDRO Expenses	80

ARTICLE XVIII	SPECIAL ESOP PROVISIONS	81
18.1	Distribution of Benefits	81
18.2	Dividends on Employer Stock	81
18.3	Voting of Employer Stock Held in ESOP Component	82

APPENDIX A	PROVISIONS RELATING TO KLT INC. TRANSFEREES	83

APPENDIX B	PROVISIONS RELATING TO THE MERGER OF THE KLT INC. 401(k) PLAN AND TRUST	85

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EVERGY, INC.

401(K) SAVINGS PLAN

Evergy, Inc. has adopted and established this cash or deferred arrangement, consisting of a profit sharing component and a stock bonus component, for its eligible employees in accordance with the following terms and conditions.

Effective August 7, 2002, the balances of the accounts of certain participants in the KLT Inc. 401(k) Plan and Trust (the “KLT Plan”) were transferred to this Plan. Provisions regarding this transfer appear in Appendix A. Effective January 2, 2004, the KLT Plan was merged into this Plan. Provisions regarding this merger appear in Appendix B.

Effective May 15, 2008, the account balances of all participants in the Great Plains Energy Incorporated Capital Accumulation Plan (“CAP”) were transferred to this Plan and its related Trust in connection with the merger of CAP into this Plan.

Effective July 1, 2009, the account balances of all participants in the Aquila, Inc. Retirement Investment Plan (the “Aquila Plan”) were transferred to this Plan and its related Trust in connection with the merger of the Aquila Plan into this Plan.

Effective December 1, 2019, the account balances of all participants in the Westar Energy, Inc. Employees’ 401(k) Savings Plan (the “Westar Plan”) and the account balances of all participants in the Wolf Creek Nuclear Operating Corporation Employee Savings Plan (the “Wolf Creek Plan”) were transferred to this Plan and its related Trust in connection with the merger of the Westar Plan and the Wolf Creek Plan into this Plan.

Effective December 1, 2019, the Plan is hereby amended and restated.

ARTICLE I

DEFINITIONS

Where the following words and phrases appear in this Plan they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

1.1 “Account” shall mean any or all of the Accounts described in Section 5.1, as the context may require.

1.2 “Agreement” shall mean the February 6, 2007, Agreement and Plan of Merger among Aquila, Inc., Great Plains Energy Incorporated, Gregory Acquisition Corp., and Black Hills Corporation.

1.3 “Anniversary Date” shall mean an anniversary of the effective date of the Plan.

1.4 “Annual Compensation”

(a) In General. “Annual Compensation” shall mean the straight time pay and (if applicable) shift differential pay paid by the Employer to an Employee while a Participant. Annual Compensation shall also include the Employee’s elective contributions under Article IV (excluding any Flex Dollars applied to effectuate the Employee’s election under Subsection 4.2(a)) as well as any other elective contributions made by the Employer on the Employee’s behalf that are not includible in the Employee’s gross income pursuant to Code Section 132(f)(4) (regarding qualified transportation fringe benefits plans) or Code Section 125 (regarding cafeteria plans).

Except as provided in Subsections (b) through (h) below, Annual Compensation shall exclude the following:

(i) Overtime pay;

(ii) Bonuses (i.e., discretionary awards made in recognition of the Employee’s individual accomplishments);

(iii) Company-wide annual incentive compensation program payments (i.e., payments made under a written program upon the attainment of pre-established goals by the Employee, the Employee’s division of the Employer, or the Employer as a whole);

(iv) Commissions;

(v) Any payments made by an Employer on the Employee’s behalf under any pension, annuity, insurance, profit sharing, or welfare plan, or any employee program;

(vi) For Employees who elect to participate in the Evergy, Inc. Non-Union Employees Health and Welfare Plan (the “Non-Union Health and Welfare Plan”), any contributions (other than the Employee’s own pre-tax elective contributions) made by an Employer on the Employee’s behalf to either:

(i) the Employee’s health savings account (“HSA”) through the Cafeteria Plan, for HSA-eligible Employees, or

(ii) the Employee’s health reimbursement account under the Non-Union Health and Welfare Plan, for Employees who are not HSA-eligible; and

(vii) Any one-time cash payments by the Employer to a non-Union Employee pursuant to the Employee’s election not to participate in the Non-Union Health and Welfare Plan.

(b) Local 1464. Annual Compensation shall include overtime pay paid at the rate of two and one-half (2 1⁄2) times straight-time pay if all or a portion of such overtime entitles the Employee to an unpaid earned rest period under Section 5(a) (as may be amended) of the Employer’s bargaining agreement with Local 1464 of the International Brotherhood of Electrical Workers. With respect to any period of unpaid earned rest, the maximum amount of such overtime pay to be included as Annual Compensation shall be an amount not to exceed the number of unpaid earned rest hours multiplied by an Employee’s rate of straight time pay. Overtime pay shall be included in Annual Compensation for the Payroll Period in which the Employee works the overtime entitling him or her to the unpaid earned rest period. To the extent such overtime is worked in two consecutive Payroll Periods, overtime pay shall be included in the Employee’s Annual Compensation for the first of such Payroll Periods and then, to the extent necessary or possible, the second of such Payroll Periods.

(c) New Program, Post-Program, and New Program Plus Employees. For all purposes other than the Company Non-Elective Contribution under Subsection 4.1(c), in addition to the pay described in the first paragraph of Subsection (a), the Annual Compensation of a New Program, Post-Program, or New Program Plus Employee shall include pay as defined in Paragraphs (a)(i), (a)(iii), and (a)(iv).

(d) Evergy Metro Union Employees. Effective for amounts paid on and after January 1, 2014, in addition to the pay described in the first paragraph of Subsection (a), the Annual Compensation of an Evergy Metro Union Employee shall include all overtime pay as defined in Paragraph (a)(i).

(e) EKC Original Savings Employee and EKC Union Employee. The Annual Compensation of an EKC Original Savings Employee or an EKC Union Employee shall mean the amount of base salary or wages paid by the Employer to such individual while a Participant, plus the individual’s elective contributions under Article IV, as well as any other elective contributions made by the Employer on the individual’s behalf that are not includible in his or her gross income pursuant to Code Section 132(f)(4) or Code Section 125, but shall exclude the following:

(i) Overtime pay;

(ii) Bonuses (but not including merit recognition or company-wide annual incentive compensation program payments);

(iii) Value of group-life insurance in excess of $50,000;

(iv) Reimbursements for moving expenses or tuition; and

(v) Any other payments made by the Employer on behalf of an EKC Employee or Westar Plan Transferee under any other deferred compensation or welfare plan.

Notwithstanding the foregoing, for purposes of Section 4.2, “Annual Compensation” of an EKC Original Savings Employee or an EKC Union Employee shall include (i) overtime pay, (ii) bonuses, and (iii) commissions.

(f) EKC Enhanced Savings Employee. The Annual Compensation of an EKC Enhanced Savings Employee shall mean the amount of base salary or wages paid by the Employer to such individual while a Participant, and shall include (i) overtime pay, (ii) commissions, and (iii) company-wide annual incentive compensation program payments.

Notwithstanding the foregoing, for purposes of the Company Non-Elective Contribution under Subsection 4.1(c), “Annual Compensation” of an EKC Enhanced Savings Employee shall include the individual’s elective contributions under Article IV as well as any other elective contributions made by the Employer on the individual’s behalf that are not includible in his or her gross income pursuant to Code Section 132(f)(4) or Code Section 125, but shall exclude (i) overtime pay, (ii) bonuses, (iii) commissions, and (iv) company-wide annual incentive compensation program payments.

(g) Wolf Creek Savings Employee. The Annual Compensation of a Wolf Creek Savings Employee shall mean the total cash remuneration for services paid by the Employer to such individual while a Participant, plus the individual’s elective contributions under Article IV as well as any other elective contributions made by the Employer on the individual’s behalf that are not includible in his or her gross income pursuant to Code Section 132(f)(4), but shall exclude the following:

(i) Company-wide annual incentive compensation program payments; and

(ii) Nonqualified deferred compensation plans.

(h) Wolf Creek Enhanced Savings Employee. The Annual Compensation of a Wolf Creek Enhanced Savings Employee shall mean the amount of base salary or wages paid by the Employer to such individual while a Participant, plus the individual’s elective contributions under Article IV as well as any other elective contributions made by the Employer on the individual’s behalf that are not includible in his or her gross income pursuant to Code Section 132(f)(4) or Code Section 125, but shall exclude bonuses, and shall include the following:

(i) Overtime pay;

(ii) Commissions, and

(iii) Company-wide annual incentive compensation program payments.

Notwithstanding the forgoing, for purposes of the Company Non-Elective Contribution under Subsection 4.1(c), “Annual Compensation” for a Wolf Creek Enhanced Savings Employee shall exclude (i) overtime pay, (ii) bonuses, (iii) commissions, and (iv) company-wide annual incentive compensation program payments.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Annual Compensation of each Employee taken into account under the Plan for any Plan Year beginning after December 31, 2018, shall not exceed $280,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B).

Effective for Plan Years beginning on or after January 1, 2009, an Employee’s Annual Compensation for a Plan Year shall also include any differential wage payment (as defined in Code Section 3401(h)(2)), paid to the Employee by the Employer.

Notwithstanding the foregoing, “Annual Compensation” for the 2019 Plan Year with respect to any Westar Plan Transferees or Wolf Creek Plan Transferees shall mean the amounts, as defined in this Section 1.4, paid by the Employer to such individual in the 2019 Plan Year (rather than while a Participant).

1.5 “Aquila Plan” shall mean the Aquila, Inc. Retirement Investment Plan, as in effect on the Closing Date.

1.6 “Aquila Plan Transferee” shall mean any individual who, as of June 30, 2009, was a participant in the Aquila Plan and who, on or after July 1, 2009, has an Aquila Plan Merger Account, as defined in Subsection 5.1(k).

1.7 “Automatic Deferral Election” shall have the meaning ascribed to that term in Subsection 4.2(d).

1.8 “Beneficiary” shall mean the individual(s) or entity(ies) designated in accordance with the provisions of Section 15.2.

1.9 “Cafeteria Plan” shall mean the Evergy, Inc. Cafeteria Plan.

1.10 “CAP” shall mean the Great Plains Energy Incorporated Capital Accumulation Plan.

1.11 “CAP Merger Date” shall mean May 15, 2008.

1.12 “CAP Transferee” shall mean any individual who, as of May 14, 2008, was a participant in CAP and who, on or after the CAP Merger Date, has an Account under this Plan that consists of assets transferred from CAP.

1.13 “Cash-Balance Employee” shall mean an Evergy Metro Union Employee who either:

(a) Has a First Date of Employment on or after October 1, 2013;

(b) Resumes his or her employment with Evergy Metro, Inc. on or after October 1, 2013, following a period during which he or she was not an Employee; or

(c) Has a first date of employment with Evergy Metro, Inc. or one of the Evergy Metro Unions on or after October 1, 2013, or who resumes his or her employment with Evergy Metro, Inc. on or after such date following a period during which he or she was employed by neither Evergy Metro, Inc. nor one of the Evergy Metro Unions, and who later becomes an Evergy Metro Union Employee due to a change in his or her employment status (from non-collectively bargained to collectively bargained).

1.14 “Catch-Up Contribution” shall have the meaning ascribed to that term in Section 4.4.

1.15 “Closing Date” shall mean “Closing Date,” as that term is defined in the Agreement.

1.16 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.17 “Company Non-Elective Contribution” shall have the meaning ascribed to that term in Subsection 4.1(c).

1.18 “Effective Date” shall mean January 1, 1988, and the first Plan Year commenced on that date. Unless otherwise specified, the effective date of this restatement is December 1, 2019.

1.19 “EKC Enhanced Savings Employee” (previously known as a Westar Enhanced Savings Employee) shall mean an EKC Non-Union Employee, whose First Date of Employment, or re-employment with Evergy Kansas Central, Inc., is after May 30, 2018.

1.20 “EKC Non-Union Employee” (previously known as a Westar Non-Union Employee) shall mean any Employee, who is not an EKC Union Employee.

1.21 “EKC Original Savings Employee” (previously known as a Westar Original Savings Employee) shall mean an EKC Non-Union Employee, whose First Date of Employment is before May 31, 2018, and who is not rehired by EKC on or after May 31, 2018. An EKC Original Savings Employee shall include an EKC Non-Union Employee who transfers employment directly from Wolf Creek Nuclear Operating Corporation to EKC and who was then eligible to participate in the Wolf Creek Plan.

1.22 “EKC Union Employee” (previously known as a Westar Union Employee) shall mean any Employee whose terms of employment are governed by a collective bargaining agreement between the EKC and one or more of the EKC Unions.

1.23 “EKC Unions” shall mean Local Unions Nos. 304 and 1523, International Brotherhood of Electrical Workers (IBEW).

1.24 “Elective Contribution” shall have the meaning ascribed to that term in Section 4.2.

1.25 “Employee” shall mean any person employed by the Employer. For purposes of Sections 1.37 and 1.47, regarding Hours of Service and Breaks in Service, the word “Employee” shall mean any person employed by any Employer in the control group of employers described in Subsection 1.26(b). In no event shall a person who is a Leased Employee, a Rescue Employee, or an individual who is determined in good faith by the Employer to be an independent contractor, be considered an Employee hereunder. If, for any period of time, an individual has been determined in good faith by the Employer not to be a common-law employee, and a court or government agency subsequently makes a determination that the individual was in fact a common-law employee during that period of time, then (i) such determination shall not entitle the individual to any retroactive rights under the Plan, and (ii) the individual’s prospective rights under the Plan shall be determined solely in accordance with the terms of the Plan.

1.26 “Employer” shall mean:

(a) Any of Evergy, Inc., Great Plains Energy Services Incorporated, Kansas City Power & Light Company (now known as Evergy Metro, Inc.), (exclusively on and after the Closing Date) Aquila, Inc. (previously known as KCP&L Greater Missouri Operations Company and now known as Evergy Missouri West, Inc.), Westar Energy, Inc. (now known as Evergy Kansas Central, Inc., referred to hereinafter as “EKC”), or Wolf Creek Nuclear Operating Corporation (and any successor to any such entities).

(b) With respect to Articles II and VI and Sections 1.25, 1.36, 1.37, 1.47, 1.57, 1.60, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 8.2, 9.1, 10.1, 10.2, 10.4, 10.5, and 11.1:

(i) any relevant predecessor employer, as that term is used in Code Section 414(a), and

(ii) any corporation that is a member of a controlled group of corporations of which Evergy, Inc. is a member. The phrase “controlled group of corporations” shall have the meaning set forth in Code Section 1563(a), determined without regard to Sections 1563(a)(4) and (e)(3)(C).

1.27 “Employer Stock” shall mean shares of common stock issued by Evergy, Inc. that are “employer securities” within the meaning of Code Sections 4975(e)(8) and 409(l).

1.28 “Entry Date” shall mean the first date on which an Employee completes an Hour of Service, or as soon thereafter as administratively practicable.

1.29 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.30 “ESOP Component” shall mean, with respect to any Valuation Date on or after January 1, 2002, that portion of the Trust Fund that is invested in Employer Stock.

(a) Elective Contributions made pursuant to Sections 4.2, 4.3, and 4.4, Wolf Creek Voluntary Contributions made pursuant to Section 4.5, and Rollover Amounts accepted pursuant to Section 5.2 shall be deemed to be held in the ESOP Component as of the Valuation Date such contributions or amounts are used to acquire Employer Stock pursuant to a Participant’s election under Section 5.5.

(b) Matching Contributions made pursuant to Subsection 4.1(b) and Non-Elective Contributions made pursuant to Subsections 4.1(c) shall be deemed to be held in the ESOP Component as of the Valuation Date that Employer Stock attributable to a Matching Contribution or a Non-Elective Contribution (whether such contribution is made in cash or shares of Employer Stock) is allocated to a Participant’s Matching Contribution Account or Non-Elective Contribution Account, as applicable.

The ESOP Component of the Plan is intended to constitute an employee stock ownership plan (“ESOP”), within the meaning of Code Section 4975(e)(7), as amended from time to time, and Treasury Regulation Section 54.4975-11(a)(5), as well as a qualified stock bonus plan and a qualified cash or deferred arrangement, within the meaning of Code Sections 401(a) and 401(k)(2), as amended from time to time.

1.31 “Evergy Metro Non-Union Employee” shall mean any Employee, who is not an Evergy Metro Union Employee, who is employed by Evergy Metro, Inc.

1.32 “Evergy Metro Union Employee” shall mean any Employee whose terms of employment are governed by a collective bargaining agreement between Evergy Metro, Inc. and one or more of the Evergy Metro Unions.

1.33 “Evergy Metro Unions” shall mean Local Unions Nos. 412, 1464 and 1613, International Brotherhood of Electrical Workers (IBEW).

1.34 “First Date of Employment” shall mean the first date on which an Employee completes an Hour of Service. Special rules for determining the First Date of Employment for Transferred Aquila Employees under this Plan are set forth in Section 1.64.

Notwithstanding any other provision in this Plan to the contrary, for purposes of determining the First Date of Employment as that term is used in Sections 1.19, 1.21, 1.72, and 2.1, as applicable, a Westar Plan Transferee’s employment with Evergy Kansas Central, Inc. prior to December 1, 2019, shall be deemed to be employment with an Employer, and a Wolf Creek Plan Transferee’s employment with Wolf Creek Nuclear Operating Corporation prior to December 1, 2019, shall be deemed to be employment with an Employer.

1.35 “Flex Dollars” shall have the meaning ascribed to that term under the Cafeteria Plan.

1.36 “Highly Compensated Employee” shall mean “highly compensated active employees” and “highly compensated former employees.”

A “highly compensated active employee” includes any Employee who performs service for the Employer during the determination year and who: (i) during the look-back year, received compensation from the Employer in excess of $120,000 (as adjusted pursuant to Section 415(d) of the Code); or (ii) was a five-percent (5%) owner at any time during the look-back year or determination year.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

A “highly compensated former employee” for a determination year includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

Notwithstanding the foregoing provisions of this Section 1.36, the determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and regulations issued thereunder.

All Employees who are not Highly Compensated Employees shall be “Non-Highly Compensated Employees.”

1.37 “Hour of Service” shall mean an hour of service as defined in Subsections (a), (b), and (c) of this Section:

(a) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period.

(b) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability) layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

(i) No more than 501 Hours of Service shall be credited under this Subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(ii) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers compensation, unemployment compensation or disability insurance laws; and

(iii) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

The rules set forth in 29 CFR Section 2530.200b-2(b) and (c) shall be used to determine the number of Hours of Service credited under this Subsection.

(c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under Subsection (a) or Subsection (b), as the case may be, and under this Subsection. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) shall be subject to the limitations set forth in that Subsection.

1.38 “Intern” shall mean a recent high school graduate or equivalent, college or post-secondary student, or college or post-secondary graduate within 6 months of graduation who is hired for a temporary work assignment to give such student a positive work experience in their chosen field of study (e.g., engineering, accounting, audit, business, or craft). In no event shall an Intern be eligible to participate in the Plan.

1.39 “Leased Employee” shall mean any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and related persons, as determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, with such services performed under the primary direction or control of the Employer. In no event shall a Leased Employee be eligible to participate in the Plan.

1.40 “Matching Compensation” shall mean, with respect to an Evergy Metro Union Employee, such Employee’s Annual Compensation, exclusive of overtime pay described in Subsection 1.4(d); provided, however, that any overtime pay included in the Annual Compensation of a member of Local 1464 pursuant to Subsection 1.4(b) shall remain part of his or her Matching Compensation.

1.41 “Matching Contribution Accounts” shall mean a Participant’s 100%, 50%, 75%, EKC Matching Contribution, EKC Union Matching Contribution, or Wolf Creek Matching Contribution Account (or any combination thereof), as the context may require.

1.42 “Matching Contributions” shall mean any or all of the Matching Contributions made on a Participant’s behalf pursuant to Subsection 4.1(b).

1.43 “New Program Employee” shall mean an Employee who elected the “New Program” under the Retirement Choice Program of 2007 or who is otherwise treated as being a “New Program Employee” under the Pension Plan. A participant in the Evergy, Inc. Joint Trusteed Retirement Plan who subsequently becomes a participant in the Pension Plan pursuant to his or her transfer out of a bargaining unit (a “Joint Trusteed Transferee”) shall become a New Program Employee as of the earlier of (1) the first Payroll Period commencing after his or her election to become a New Program Employee under Section 3.5 of the Pension Plan or (2) the first Payroll Period commencing after 30 days from the date the Joint Trusteed Transferee becomes an Employee under the Pension Plan.

1.44 “New Program Plus Employee” shall mean:

(a) An Evergy Metro Non-Union Employee who either:

(i) Has a First Date of Employment on or after January 1, 2014; or

(ii) Resumes his or her employment with Evergy Metro, Inc. on or after January 1, 2014, following a period during which he or she was not an Employee; or

(b) An Evergy Metro Union Employee who has a First Date of Employment on or after October 1, 2013, or who resumes his or her employment with Evergy Metro, Inc. on or after such date following a period during which he or she was employed by neither Evergy Metro, Inc. nor one of the Evergy Metro Unions, and who subsequently transfers from membership in one of the Evergy Metro Unions to non-collectively bargained employment. For purposes of any Matching Contribution under Section 4.1(b), such a transferee shall become a New Program Plus Employee as of the first Payroll Period commencing after his or her date of transfer.

1.45 “Non-ESOP Component” shall mean, with respect to any Valuation Date on or after January 1, 2002, that portion of the Trust Fund that is not invested in Employer Stock. The Non-ESOP Component is intended to constitute a qualified profit sharing plan and a qualified cash or deferred arrangement, within the meaning of Code Sections 401(a) and 401(k)(2), as amended from time to time.

1.46 “Old Program Employee” shall mean either:

(a) an Evergy Metro Non-Union Employee who elected the “Current Program” under the Retirement Choice Program of 2007; or

(b) an Evergy Metro Union Employee (including a Transferred Aquila Employee) who is not a Cash-Balance Employee.

1.47 “One-Year Break in Service” shall mean a Plan Year during which an Employee has not completed at least 500 Hours of Service. Notwithstanding the preceding sentence, an Employee shall incur no One-Year Break in Service in a Plan Year if his or her failure to complete 500 Hours of Service during the Plan Year occurred because of an Employer-approved leave of absence or because of Permanent and Total Disability. In addition, for purposes of determining whether a One-Year Break in Service has occurred, an Employee who is absent from work for any period:

(a) by reason of the pregnancy of the Employee,

(b) by reason of the birth of a child of the Employee,

(c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement,

shall be credited with the Hours of Service that otherwise would normally have been credited to the Employee but for the absence, or if the Plan Administrator is not able to make that determination, eight Hours of Service per normal workday of absence, provided that the total number of hours credited shall not exceed 501 hours. These hours will be treated as Hours of Service in the Plan Year in which the absence begins, if such treatment is necessary to prevent the Employee from incurring a One-Year Break in Service in that year; otherwise, the Hours of Service will be credited in the following Plan Year.

1.48 “Participant” means any Employee who satisfies the eligibility requirements of Article II and elects to participate in the Plan in accordance with Article V. “Participant” shall also refer to each CAP Transferee who becomes a Participant as of the CAP Merger Date, each Aquila Plan Transferee who becomes a Participant as of July 1, 2009, each Westar Plan Transferee who becomes a Participant as of December 1, 2019, and each Wolf Creek Plan Transferee who becomes a Participant as of December 1, 2019, pursuant to the provisions of Section 3.1.

1.49 “Payroll Period” means the period during which an Employee’s salary is accrued and for which the Employee is paid.

1.50 “Pension Plan” shall mean the Evergy, Inc. Retirement Plan (“Evergy Plan of Benefits”), as amended from time to time.

1.51 “Permanent and Total Disability” shall mean a physical or mental incapacity that prevents a Participant from performing one of more of the essential duties of the Participant’s occupation as determined by the insurer under the terms of the Evergy, Inc. Employee Welfare Benefit Plan, or any successor plan.

1.52 “Plan” shall mean the Evergy, Inc. 401(k) Savings Plan, as herein set forth and as duly amended from time to time, also herein referred to as “401(k) Savings Plan.”

1.53 “Plan Year” shall mean a period of twelve consecutive calendar months commencing on January 1 and ending on each December 31.

1.54 “Post-Program Employee” shall mean an Evergy Metro Non-Union Employee who first became eligible to participate in this Plan on or after September 1, 2007, and before January 1, 2014. Regardless of an Employee’s election (if any) under the Retirement Choice Program of 2007, “Post-Program Employee” shall also include each Evergy Metro Non-Union Employee, who terminates his or her employment with Evergy Metro, Inc. and then, after September 1, 2007, and before January 1, 2014, resumes such employment.

1.55 “Rescue Employee” shall mean any person who is certified as a Kansas First Responder or higher and who is tasked with (1) performing high angle and confined space rescues, and (2) care for the acutely ill or injured employee as a first responder.

1.56 “Retirement Choice Program of 2007” shall mean the program implemented by the Employer that entitled individuals who were participants in the Pension Plan as of September 1, 2007 (as well as certain participants in the Evergy, Inc. Joint Trusteed Retirement Plan who subsequently became participants in the Pension Plan pursuant to their transfer out of a bargaining unit), to elect between two retirement programs (the “Current Program” and the “New Program”). By way of explanation, but without limitation, these programs differed in terms of benefit accrual formulas, early-retirement reduction factors, limits on maximum Years of Credited Service, distribution options, matching contributions percentages, and vesting schedules under this Plan and the Pension Plan. Such elections are irrevocable, subject only to the reemployment provisions of Sections 1.44 (defining “New Program Plus Employee”) and 1.54 (defining “Post-Program Employee”).

1.57 “Retirement Date” shall mean the Participant’s sixty-fifth (65th) birthday, or, if later, the date his or her services in the employ of the Employer terminate. References in the Plan to retirement shall mean retirement on the Participant’s Retirement Date. A Participant who remains an Employee shall become one hundred percent (100%) vested in his or her Matching Contributions and/or Non-Elective Contributions Account, as applicable, upon attaining his or her Retirement Date.

1.58 “Rollover Amount” shall mean an amount that the Code permits an Employee to transfer to this Plan, either directly or indirectly, from any of the following retirement vehicles:

(a) a qualified retirement plan described in either of Code Sections 401(a) or 403(a);

(b) a tax-sheltered annuity plan described in Code Section 403(b);

(c) an eligible plan described in Code Section 457(b) (but only if such plan is maintained by a governmental employer); or

(d) an individual retirement account or annuity described in either of Code Sections 408(a) or 408(b).

1.59 “Roth Contribution” shall have the meaning ascribed to that term in Section 4.3.

1.60 “Separation Date” shall mean the date the Employee’s employment with the Employer terminates. Any period of authorized leave of absence granted by the Employer in accordance with uniformly applied rules shall not constitute a termination of employment.

1.61 “Spouse” shall mean the individual to whom a Participant is legally married, as determined in accordance with applicable law on the date payment of the Participant’s benefit under this Plan commences or, if earlier, the date of the Participant’s death.

1.62 “Temporary Employee” shall mean any Employee of the Employer whose employment is intended by the Employer to be of fixed duration.

1.63 “Termination Benefit” shall mean the amount determined under Section 10.2.

1.64 “Transferred Aquila Employee” shall mean an individual who (a) was employed by Aquila, Inc. on the day before the Closing Date, (b) was an “Active Affected Employee,” as that term is defined in the Agreement, and (c) is an Employee as of the Closing Date. Notwithstanding any other provision in this Plan to the contrary, for purposes of determining the First Date of Employment as that term is used in Paragraph 4.1(b)(ii), and for purposes of determining Years of Service for Vesting as that term is used in Subsection 10.2(b) and Section 10.5, a Transferred Aquila Employee’s employment with Aquila, Inc. prior to the Closing Date shall be deemed to be employment with an Employer.

1.65 “Trust” shall mean the separate trust created under this Plan, as set forth in the Trust Agreement effective as of July 1, 2015, with Great-West Trust Company, LLC.

1.66 “Trustee” shall mean Great-West Trust Company, LLC, or any successor Trustee appointed by the Administrative Committee.

1.67 “Trust Fund” shall mean the property held from time to time by the Trustee under the terms and provisions of the Trust, and shall consist of the ESOP Component and the Non-ESOP Component. No part of the Trust Fund shall be used for any purpose except the exclusive benefit of such of the Employees of the Employer as may be Participants or former Participants under the Plan and their beneficiaries. The preceding sentence shall not be construed to prevent the payment of taxes and expenses, including the compensation of the Trustee, out of the Trust Fund in accordance with the Trust Agreement.

1.68 “Valuation Date” shall mean each business day during the Plan Year.

1.69 “Vested Balance” shall mean the amount determined under Subsection 10.2(b).

1.70 “Westar Plan” shall mean the Westar Energy, Inc. Employees’ 401(k) Savings Plan, as in effect on November 30, 2019.

1.71 “Westar Plan Transferee” shall mean any individual who, as of November 30, 2019, was a participant in the Westar Plan and who, on or after December 1, 2019, has an Account under this Plan that consists, in whole or in part, of assets transferred from the Westar Plan.

1.72 “Wolf Creek Enhanced Savings Employee” shall mean a Wolf Creek Non-Union Employee, whose First Date of Employment is after December 31, 2018, or who is rehired (in the case of a former Employee) and who met the requirements to participate in the Wolf Creek Plan after December 31, 2018. Notwithstanding the foregoing, in no event shall an individual who is accruing benefits under the Evergy, Inc. Retirement Plan (WCNOC Plan of Benefits) become a Wolf Creek Enhanced Savings Employee.

1.73 “Wolf Creek Non-Union Employee” shall mean any Employee, who is not a Wolf Creek Union Employee, who is employed by Wolf Creek Nuclear Operating Corporation.

1.74 “Wolf Creek Plan” shall mean the Wolf Creek Nuclear Operating Corporation Employee Savings Plan, as in effect on November 30, 2019.

1.75 “Wolf Creek Plan Transferee” shall mean any individual who, as of November 30, 2019, was a participant in the Wolf Creek Plan and who, on or after December 1, 2019, has an Account under this Plan that consists, in whole or in part, of assets transferred from the Wolf Creek Plan.

1.76 “Wolf Creek Savings Employee” shall mean a Wolf Creek Non-Union Employee (other than a Wolf Creek Enhanced Savings Employee) or a Wolf Creek Union Employee.

1.77 “Wolf Creek Union Employee” shall mean any Employee whose terms of employment are governed by a collective bargaining agreement between Wolf Creek Nuclear Operating Corporation and one or more of the Wolf Creek Unions.

1.78 “Wolf Creek Unions” shall mean Local Union No. 252, United Government Security Officers of America (UGSOA), and Local Union No. 304 (previously known as Local Union No. 225), International Brotherhood of Electrical Workers (IBEW).

1.79 “Year of Service” shall mean a period of twelve consecutive months during which the Employee has completed at least 1,000 Hours of Service. For purposes of Article X, regarding vesting, the twelve-month period shall be the Plan Year.

ARTICLE II

ELIGIBILITY

2.1 Date of Eligibility.

(a) Each Employee, who is not a Temporary Employee, shall be eligible for participation on his or her Entry Date.

(b) Each Temporary Employee shall be eligible to participate on the Entry Date immediately following the date he or she has been credited with at least one thousand (1,000) Hours of Service during a 12-month period beginning on his or her First Date of Employment or any anniversary thereof.

(c) Each Intern, who ceases to be an Intern but remains a common-law employee, shall be eligible for participation in the Plan as soon as administratively practicable after the date of such change in employment classification.

If a person who has satisfied the requirements of Subsection (a), (b), or (c) is not an Employee on the Entry Date described in that Subsection, but would have been eligible for participation on such date if he or she had been an Employee, he or she shall be eligible for participation as of the date he or she is again an Employee.

2.2 Returning Employee. Each Employee whose participation ceases will again be eligible for participation as of the date he or she is again an Employee.

ARTICLE III

PARTICIPATION

3.1 Participation. Each Employee whose First Date of Employment is on or after January 1, 2008, shall become a Participant on the date he or she has both satisfied the eligibility requirements of Article II and made an election (including an Automatic Deferral Election) to make Elective Contributions pursuant to Section 4.2. In addition, each CAP Transferee who is not already a Participant shall become a Participant as of the CAP Merger Date, each Aquila Plan Transferee who is not already a Participant shall become a Participant as of July 1, 2009, and each Westar Plan Transferee and each Wolf Creek Plan Transferee who is not already a Participant shall become a Participant as of December 1, 2019.

3.2 Necessary Information. The Administrative Committee may require an applicant for participation to furnish such information as may be necessary to enable it properly to perform its duties hereunder.

ARTICLE IV

CONTRIBUTIONS

4.1 Employer Contributions. Subject to the limitations imposed elsewhere under the Plan, the Employer shall contribute to the Plan the following amounts with respect to each Participant, in at least monthly installments:

(a) Elective Deferrals. For each Payroll Period the amount elected by such Participant under either or both of Sections 4.2 and 4.3 and, if the Participant is eligible under either or both of Sections 4.4 and 4.5; and

(b) Matching Contributions. A Matching Contribution, determined as follows:

(i) 100% Matching Contribution.

(i) For each Payroll Period on or after January 1, 2008, the Employer shall make a 100% Matching Contribution on behalf of each New Program Employee, New Program Plus Employee, or Post-Program Employee. Such contribution shall be made in cash, Employer Stock, or both, in an amount equal to 100% of the Participant’s Elective Contribution for such Payroll Period, not to exceed 6% of that portion of the Annual Compensation payable to him or her for such Payroll Period.

(ii) In the case of a Wolf Creek Enhanced Savings Employee, 100% of the Elective Contributions made on such individual’s behalf. Such Wolf Creek Matching Contribution shall be made in cash, Employer Stock, or both, in an amount not to exceed 6% of that portion of the Annual Compensation payable to him or her for such Payroll Period.

(iii) In the case of an EKC Enhanced Savings Employee, 100% of the Elective Contributions made on such individual’s behalf. The EKC Matching Contribution shall be made in cash, Employer Stock, or both, in an amount not to exceed 6% of that portion of the Annual Compensation payable to him or her for such Payroll Period.

(ii) 50% Matching Contribution.

(i) For each Payroll Period, commencing with the Payroll Period that includes an Old Program Employee’s anniversary date, the Employer shall make a 50% Matching Contribution on behalf of the Old Program Employee. Such contribution shall be made in cash, Employer Stock, or both, in an amount equal to 50% of the Participant’s Elective Contribution for such Payroll Period, with such 50% Matching Contribution amount not to exceed 6% of that portion of the Annual Compensation payable to him or her for such Payroll Period (for a maximum Matching Contribution equal to 3% of Annual Compensation). For purposes of this Section, the term “anniversary date” means the date which is 12 months after the Old Program Employee’s First Date of Employment.

(ii) In the case of a Wolf Creek Savings Employee who was first employed before January 1, 2013, and Wolf Creek Union Employees who were represented for collective-bargaining purposes by the United Government Security Officers of America, Local 252 (“UGSOA”) and were first employed before January 1, 2015, or who were represented for collective-bargaining purposes by the International Brotherhood of Electrical Workers, Local 225 (now known as Local 304) (“IBEW”) and were first employed before January 1, 2016, 50% of the Elective Contributions made on such individual’s behalf; provided, however, that a Wolf Creek Union Employee’s Catch-Up Contributions shall be included by the Employer with respect to the Wolf Creek Matching Contribution. Such Wolf Creek Matching Contribution shall be made in cash, Employer Stock, or both, with respect to an amount not to exceed 6% of that portion of the Annual Compensation payable to him or her for such Payroll Period (for a maximum Matching Contribution equal to 3% of Annual Compensation).

(iii) 75% Matching Contribution.

(i) For each Payroll Period beginning on or after October 1, 2013, the Employer shall make a 75% Matching Contribution on behalf of each Cash-Balance Employee. Such contribution shall be made in cash, Employer Stock, or both, in an amount equal to 75% of the portion of the Participant’s Elective Contribution for such Payroll Period that is attributable to his or her Matching Compensation, with such 75% Matching Contribution amount not to exceed 6% of that portion of the Matching Compensation payable to him or her for such Payroll Period (for a maximum Matching Contribution equal to 4.5% of Annual Compensation).

(ii) In the case of a Wolf Creek Savings Employee who was first employed on or after January 1, 2013, and Wolf Creek Union Employees who were UGSOA members who were first employed on or after January 1, 2015, and IBEW members who were first employed on or after January 1, 2016, 75% of the Elective Contributions made on such individual’s behalf; provided, however, that a Wolf Creek Union Employee’s Catch-Up Contributions shall be included by the Employer with respect to the Wolf Creek Matching Contribution. Such Wolf Creek Matching Contribution shall be made in cash, Employer Stock, or both, with respect to an amount not to exceed 6% of that portion of the Annual Compensation payable to him or her for such Payroll Period (for a maximum Matching Contribution equal to 4.5% of Annual Compensation).

(iii) In the case of an EKC Original Savings Employee or an EKC Union Employee, 75% of the Elective Contributions made on such individual’s behalf. Such EKC Matching Contribution shall be made in cash, Employer Stock, or both, with respect to an amount not to exceed 6% of that portion of the Annual Compensation payable to such individual for the Payroll Period (for a maximum Matching Contribution equal to 4.5% of Annual Compensation).

(iv) True-Up Contribution. Notwithstanding Paragraphs (i), (ii), or (iii) with respect to Participants who remain Employees as of the last day of a Plan Year, the following rules shall apply:

(i) The Matching Contribution made on behalf of a New Program Employee, New Program Plus Employee, or Post-Program Employee for each Plan Year beginning on or after January 1, 2008, an EKC Enhanced Savings Employee, or a Wolf Creek Enhanced Savings Employee shall be 100% of his or her Elective Contributions for the entire Plan Year, but in no event more than 6% of the individual’s Annual Compensation for the Plan Year.

(ii) The Matching Contribution made on behalf of an Old Program Employee for each Plan Year beginning on or after January 1, 2008, shall be 50% of his or her Elective Contributions for the entire Plan Year (or, if applicable, the portion of the Plan Year after his or her anniversary date), and made on behalf of a Wolf Creek Savings Employee who was first employed before January 1, 2013, or Wolf Creek Union Employees who were UGSOA members first employed before January 1, 2015, or IBEW members first employed before January 1, 2016, shall be 50% of the portion of such individual’s Elective Contributions for the entire Plan Year, but in no event more than 3% of the individual’s Annual Compensation for the Plan Year.

(iii) The Matching Contribution made on behalf of a Cash-Balance Employee, an EKC Original Savings Employee, or an EKC Union Employee for each Plan Year shall be 75% of the portion of his or her Elective Contributions for the entire Plan Year that are attributable to Matching Compensation or Annual Compensation, as applicable, and made on behalf of a Wolf Creek Savings Employee who was first employed on or after January 1, 2013, or Wolf Creek Union Employees who were UGSOA members first employed on or after January 1, 2015, or IBEW members first employed on or after January 1, 2016, shall be 75% of the portion of such individual’s Elective Contributions for the entire Plan Year, but in no event more than 4.5% of the individual’s Matching Compensation or Annual Compensation, as applicable, for the Plan Year.

If, as of the last day of a Plan Year, the percentage limitations applicable to each Payroll Period under Subsections (a) and (b) result in Matching Contributions that are less than such amount, the Employer shall make an additional “true-up” contribution on behalf of each affected Participant who remains an Employee as of the last day of the Plan Year.

Notwithstanding the foregoing, in the case of an EKC Union Employee, only a Participant who has been credited with at least 1,000 Hours of Service in the Plan Year shall be eligible to receive a true-up contribution.

(c) Company Non-Elective Contribution. The Employer shall make a Company Non-Elective Contribution on behalf of each EKC Enhanced Savings Employee, each Wolf Creek Enhanced Savings Employee, and each New Program Plus Employee who:

(i) Earns at least 1,000 Hours of Service during the Plan Year; and

(ii) Is either actively employed by the Employer on the last day of such Plan Year or terminates employment during the Plan Year due to retirement, death, or Permanent and Total Disability.

Any such Company Non-Elective Contribution shall be made in cash, Employer Stock, or both, in an amount equal to 4% of the portion of Annual Compensation defined in Section 1.4 that was actually paid to the Participant for such Plan Year.

Notwithstanding the amount of Employer contributions (as described in (a) through (c) above) that would otherwise be contributed by the Employer, the amount of Employer contributions for any Plan Year shall not exceed the amount allowable to the Employer as a tax deduction under the Code. Any portion of the Employer’s contributions for any fiscal year of the Employer that exceeds the maximum amount allowable as a deduction for the Employer shall be returned to the Employer.

4.2 Cash or Deferred Elective Contributions Election.

(a) Subject to the remainder of this Section and the limitations contained in Sections 4.6 and 4.8, each Employee who is a Participant may elect to have the Employer contribute on his or her behalf from 1% to 75% of his or her Annual Compensation payable to him or her in the Payroll Period; provided, an Evergy Metro Union Employee may also make a separate election to defer either none or from 1% to 75% of either:

(i) the portion of his or her Annual Compensation that is included in his or her Matching Compensation;

(ii) the portion of his or her Annual Compensation that is not included in his or her Matching Compensation; or

(iii) both.

Notwithstanding the foregoing, on or about the end of each calendar quarter, an EKC Union Employee, who is a Participant, may elect to contribute in a lump-sum amount any additional cash necessary to meet his or her maximum contribution percentage; provided, that such contribution will be made through payroll deduction and must be greater than $25.00.

Such “Elective Contributions” may be made in any whole or half percentage selected by the Participant. The Participant’s election shall be effectuated as follows: first out of any Flex Dollars allocated to the Participant for that Payroll Period under the Cafeteria Plan that have not been applied to other benefits under such Plan as of the time specified in Subsection (e); and then by reducing the portion of the Annual Compensation otherwise payable to the Participant for such Payroll Period. Unless specifically stated otherwise, a Participant’s Elective Contributions shall include any Roth Contributions made on the Participant’s behalf pursuant to Section 4.3.

(b) Initial Election. As soon as administratively practicable following each Employee’s First Date of Employment, he or she shall be provided with election materials and a written notice informing him or her of the Plan’s Automatic Deferral Election rules described in Subsection (d). A Participant’s cash or deferred election shall be made in a manner prescribed by the Administrative Committee, and shall be effective as soon as administratively practicable following the receipt of the properly completed election. Notwithstanding the foregoing provisions of this Subsection 4.2(b), a Transferred Aquila Employee who had in place an election to make “Employee Pre-Tax Contributions” (as that term is defined in the Aquila Plan) of at least 1% as of the day before the Closing Date shall be deemed to have made an equivalent cash or deferred election of pre-tax Elective Contributions (but not Roth Contributions) under this Plan as of the Closing Date. A Westar Plan Transferee and a Wolf Creek Plan Transferee who had in place an election to make pre-tax elective deferrals and/or Roth contributions under the Westar Plan or Wolf Creek Plan of at least 1% as of November 30, 2019, shall be deemed to have made an equivalent cash or deferred election of Elective Contributions (including Roth Contributions, if applicable) under this Plan as of December 1, 2019. An election shall be deemed to continue until revoked or modified by the Participant or until the Employee ceases to be employed with the Employer.

(c) Changes in Elective Contributions. In accordance with procedures established by the Administrative Committee, a Participant may elect to:

(i) Change the rate at which Elective Contributions are being made on his or her behalf by the Employer;

(ii) Discontinue such Elective Contributions; or

(iii) Resume such Elective Contributions; or

(iv) Change the proportion of pre-tax Elective Contributions and Roth Contributions contributed on the Participant’s behalf.

Such an election may be made at any time and shall be effective as soon as administratively practicable following the receipt of the properly completed election.

(d) Automatic Deferral Election. A newly eligible Participant described in Subsection (b) will be treated as having elected to have the Employer contribute on his behalf, as a pre-tax Elective Contribution (but not a Roth Contribution), the amount specified below (an “Automatic Deferral Election”), until the Participant specifically elects not to have such Elective Contributions made (or specifically elects to have such Elective Contributions made at a different percentage). The amount of such Automatic Deferral Election shall be as follows:

(i) For Employees, who are not Evergy Metro Union Employees, 6% the Participant’s Annual Compensation for the Payroll Period.

(ii) For Evergy Metro Union Employees, an amount equal to 6% of the Participant’s Matching Compensation for the Payroll Period.

Further, at the sole discretion of the Administrative Committee, a Participant who has not made an Elective Contribution election in an amount equal to or greater than the amount specified above may be treated as having elected, effective as of the first pay date of each Plan Year, to have the Employer contribute on his behalf, as an Elective Contribution, the Automatic Deferral Election amount specified above, until the Participant specifically elects not to have such Elective Contributions made (or specifically elects to have such Elective Contributions made at a different percentage). If applicable, such Automatic Deferral Election will be treated as a pre-tax Elective Contribution except to the extent that the Participant has in effect a prior Roth Contribution election in which case the Participant will be deemed to have made an equivalent Roth Contribution election and the remainder of his Automatic Deferral Election will be treated as a pre-tax Elective Contribution. Notwithstanding the foregoing, no Automatic Deferral Election will apply for a Plan Year to a Participant who has specifically elected not to have Elective Contributions made (or who has specifically elected to have such Elective Contributions made at a different percentage) on or after October 1 of the prior Plan Year.

If applicable, within thirty (30) days before the start of each Plan Year, the Plan Administrator shall provide each Participant to whom an Automatic Deferral Election applies a written notice concerning the effect of the Automatic Deferral Election and his right to elect a different Elective Contribution amount, including the right to elect not to make any Elective Contribution. The Participant will have thirty (30) days after receipt of the notice (or, if applicable, the notice described in Subsection (b)) and before the first Elective Contribution is made to make such an election.

(e) Timing of Contributions. The Employer shall forward Elective Contributions to the Trustee as soon as practicable following the end of each Payroll Period, but in no event later than the fifteenth (15th) business day of the month following the month in which the contributions are withheld from the Participant’s compensation. Except for occasional, bona fide administrative considerations, Elective Contributions to the Plan shall not precede the earlier of the performance of services relating to the contribution or the time at which the compensation subject to the Participant’s cash or deferred election would be currently available to the Participant.

4.3 Roth Contributions.

(a) Acceptance of Roth Contributions. Effective for Payroll Periods beginning on and after June 16, 2011, the Plan will accept Roth Contributions made on behalf of Participants. A Participant’s Roth Contributions will be allocated to a separate account maintained for such contributions, as described in Subsection (b). Unless specifically stated otherwise, Roth Contributions will be treated as Elective Contributions for all purposes under the Plan.

(b) Separate Accounting. Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Contribution Account maintained for each Participant pursuant to Subsection 5.1(l). The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Roth Contribution Account. Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other accounts under the Plan. No contributions other than Roth Contributions and properly attributable earnings thereon will be credited to a Participant’s Roth Contribution Account.

(c) Definition. A “Roth Contribution” is an after-tax elective deferral (including a Catch-up Contribution) that is:

(i) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Contribution that is being made in lieu of all or a portion of the pre-tax Elective Contribution (or Catch-Up Contribution) the Participant is otherwise eligible to make under the Plan; and

(ii) Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

4.4 Catch-Up Contributions. Any Participant who will attain at least age 50 by the end of the calendar year, and who elects to make the maximum level of Elective Contributions (including Roth Contributions) under the terms of the Code or this Plan will be treated as having elected to make a Catch-Up Contribution for that year. Any eligible Participant who designates any percentage of his or her Elective Deferrals as Roth Contributions will be deemed to have designated the same percentage of any Catch-Up Contributions as Roth Contributions. Notwithstanding the foregoing provisions of this Section 4.4, a Transferred Aquila Employee who had in place an election to make “Catch-Up Contributions” (pursuant to Section 3.11 of the Aquila Plan) as of the day before the Closing Date shall be deemed to have made an equivalent Catch-Up Contribution election under this Plan as of the Closing Date. Any Catch-Up Contributions shall be forwarded to the Trustee in accordance with the timing rules of Subsection 4.2(e). The maximum Catch-Up Contribution for 2019 shall be $6,000. For calendar years thereafter, the maximum Catch-Up Contribution shall be determined in accordance with Code Section 414(v).

4.5 Wolf Creek Voluntary Contributions. A Wolf Creek Union Employee may elect to have the Employer contribute on his or her behalf either none or from 1% to 50% of his or her Annual Compensation on an after-tax basis. Provided, however, that such individual’s pre-tax Elective Contributions, Roth Contributions, and Wolf Creek Voluntary Contributions to this Plan in any Plan Year shall not exceed 75% of his or her Annual Compensation.

4.6 Limitations on Elective Contributions. The Plan’s provisions for Elective Contributions constitute a cash or deferred arrangement, which is intended to be qualified under Code Section 401(k). Accordingly, the cash or deferred arrangement must satisfy the Actual Deferral Percentage Test (the “ADP Test”) under Code Section 401(k)(3) for each Plan Year. The ADP Test shall be conducted in accordance with the following rules:

(a) In no event shall the Actual Deferral Percentage (“ADP”) for any Plan Year for Highly Compensated Employees exceed the greater of:

(i) the prior Plan Year’s ADP for Employees who were Non-Highly Compensated Employees in the prior Plan Year, multiplied by 1.25, or

(ii) the prior Plan Year’s ADP for Employees who were Non-Highly Compensated Employees in the prior Plan Year, multiplied by 2; provided, however, that the ADP for the Plan Year for Highly Compensated Employees may not exceed the ADP for the Plan Year for Employees who were Non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

(b) “Actual Deferral Percentage” or “ADP” shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant’s compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant for this purpose means any Elective Contributions made by the Employer on behalf of the Participant pursuant to an election made (or deemed to have been made) under Section 4.2. For purposes of computing ADPs, an Employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made.

(c) Special Rules.

(i) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his or her accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if such Elective Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(ii) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Paragraph shall be applied by determining the ADP of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ADP for the prior year shall be made in accordance with the regulations issued under Code Section 401(k) and any superseding guidance from the Internal Revenue Service. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same ADP testing method.

(iii) For purposes of determining the ADP test, Elective Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

(iv) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test.

(v) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.7 Reduction of Excess Elective Contributions; Distribution of Excess Elective Contributions.

(a) Before the first day of the Plan Year, the ADPs for Highly Compensated Employees for the year shall be estimated using the following assumptions:

(i) each such person eligible to make an election for the Plan Year under Section 4.2 will be a Participant during the entire Plan Year, and

(ii) each such person’s monthly compensation during the Plan Year will equal his or her compensation for the next to last month of the preceding Plan Year.

If, based upon these assumptions, the ADP for Highly Compensated Employees is higher than that permitted under Section 4.6, the amount to be contributed on behalf of each such Participant for the Plan Year shall be reduced in accordance with the method described in Subsection 4.7(b), below. In addition, if at any time during the Plan Year it appears that the ADP for Highly Compensated Employees may be higher than that permitted under Section 4.6, the Employer shall, to the extent possible, reduce in accordance with the method described in Subsection 4.7(b) the elective contributions made on behalf of Highly Compensated Employees to a level providing reasonable assurance the provisions of Section 4.6 will not be violated.

(b) After they have been calculated under Paragraph 4.7(c)(iii), “excess contributions” shall be allocated to the Highly Compensated Employees with the largest amounts of Elective Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Elective Contributions and continuing in descending order until all of the excess contributions have been allocated.

(c) Distribution of Excess Contributions.

(i) Notwithstanding any other provision of this Plan, after the end of a Plan Year in which “excess contributions” arise, but no later than the March 15 following such Plan Year, excess contributions, plus any income and minus any loss allocable thereto through the end of the Plan Year for which the contribution was made, shall be distributed to Highly Compensated Employees to whose accounts such excess contributions were allocated for the Plan Year in which the excess contributions arose. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Employees as determined by applying the method described in Subsection 4.7(b). If such an Employee has made both pre-tax Elective Contributions and Roth Contributions for the Plan Year, such distributions shall first be made from unmatched pre-tax Elective Contributions (until exhausted), then from matched pre-tax Elective Contributions (until exhausted), and then from Roth Contributions. Excess contributions shall be treated as annual additions (as defined in Section 6.1).

(ii) The amounts of excess contributions to be distributed under Paragraph 4.7(c)(i) to an Employee for a Plan Year shall be reduced by “excess deferrals” previously distributed pursuant to Subsection 4.8(b) for the Employee’s taxable year ending with or within the same Plan Year. The amount of excess deferrals to be distributed under Subsection 4.8(b) with respect to an Employee for a taxable year shall be reduced by the excess contributions previously distributed under Paragraph 4.7(c)(i) to an Employee for a Plan Year beginning with or within such taxable year.

(iii) The term “excess contributions” shall mean, with respect to any Plan Year, the excess of:

(i) The aggregate amount of elective contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(ii) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages.)

4.8 Limitations on Elective Deferrals.

(a) Notwithstanding anything herein to the contrary, the elective deferrals of any Participant for any taxable year may not exceed $19,000 or such greater amount as may be determined by the Secretary of the Treasury under Code Section 402(g). For purposes of this Section 4.8, “elective deferrals” means elective deferrals on behalf of a Participant under the Plan and all other plans, contracts, or arrangements of the Employer, including, but not limited to:

(i) Elective Contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism (including both pre-tax Elective Contributions and Roth Contributions, but excluding any Catch-Up Contributions made pursuant to Section 4.4 and Code Section 414(v));

(ii) a Participant’s elective deferrals under any other cash or deferred arrangement described in Code Section 401(k) (excluding any catch-up contributions made pursuant to Code Section 414(v));

(iii) any contributions to a simplified employee pension cash or deferred arrangement as described in Code Section 408(k)(6);

(iv) any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement; and

(v) any elective employer contribution under Code Section 408(p)(2)(A)(i).

If in any taxable year a Participant’s elective deferrals exceed $19,000 (or such greater amount as may be determined by the Secretary of Treasury), then by the March 1 following such taxable year the Participant may allocate the excess deferrals among the plans under which the deferrals were made. If the Participant allocates such excess deferrals, or a portion thereof, to this Plan, he or she shall so notify the Evergy, Inc.’s Benefits Administration Department by March 1. In addition, a Participant will be deemed to have notified the Benefits Administration Department of excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer. In such event, the Plan shall distribute, not later than the following April 15, the amount of excess deferrals allocated to this Plan by the Participant. If, at the time of such a distribution, the Participant has assets invested in both the ESOP Component and the Non-ESOP Component, any excess deferrals allocated to this Plan and distributed pursuant to this Subsection shall be deemed to have been allocated first to the Non-ESOP Component of the Participant’s Accounts, and then, to the extent necessary, to the ESOP Component of the Participant’s Accounts. If the Participant made both pre-tax Elective Contributions and Roth Contributions for the Plan Year for which the excess deferrals were allocated to this Plan, such distributions shall first be made from unmatched pre-tax Elective Contributions (until exhausted), then from matched pre-tax Elective Contributions (until exhausted), and then from Roth Contributions.

(b) The amount of excess deferrals that may be distributed under this Section with respect to an Employee for a taxable year shall be subject to the limitations of Paragraph 4.7(c)(ii). In addition, in no case may an Employee receive from the Plan as a distribution for a taxable year under this Section an amount in excess of the Employee’s elective deferrals under the Plan for the taxable year.

(c) Excess deferrals shall be adjusted for any income or loss up to the end of the Plan Year for which such excess deferrals were made.

4.9 Limitations on Matching Contributions and Wolf Creek Voluntary Contributions. The Plan’s provisions for Matching Contributions and Wolf Creek Voluntary Contributions are subject to the provisions of Code Section 401(m). Accordingly, these contributions must satisfy the Actual Contribution Percentage Test (the “ACP Test”) under Code Section 401(m)(2) for each Plan Year. The ACP Test shall be conducted in accordance with the following rules:

(a) In no event shall the Actual Contribution Percentage (“ACP”) for any Plan Year for Highly Compensated Employees exceed the greater of:

(i) the prior Plan Year’s ACP for Employees who were Non-Highly Compensated Employees in the prior Plan Year, multiplied by 1.25, or

(ii) the prior Plan Year’s ACP for Employees who were Non-Highly Compensated Employees in the prior Plan Year, multiplied by 2; provided, however, that the ACP for the Plan Year for Highly Compensated Employees may not exceed the ACP for the Plan Year for Employees who were Non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

(b) For purposes of Sections 4.9 and 4.10:

(i) “Actual Contribution Percentage” or “ACP” shall mean the average of the “contribution percentages” of the “eligible participants” in a group.

(ii) “Contribution percentage” shall mean the ratio (expressed as a percentage) of the Matching Contributions and Wolf Creek Voluntary Contributions to the Participant’s compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

(iii) “Contribution percentage amounts” shall mean the sum of the Matching Contributions and Wolf Creek Voluntary Contributions made under the Plan on behalf of the Participant for the Plan Year. The Employer may also elect to use elective contributions to determine the contribution percentage so long as the ADP test is met before the elective contributions are used in the ACP test and continues to be met following the exclusion of those elective contributions that are used to meet the ACP test.

(iv) “Eligible participant” shall mean a Participant eligible to make an elective contribution (if the Employer takes such contributions into account in the calculation of the contribution percentage), a Wolf Creek Voluntary Contribution, or to receive a Matching Contribution.

(c) Special Rules.

(i) For purposes of this Section, the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to have contribution percentage amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if the total of such contribution percentage amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(ii) In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections only if aggregated with this Plan, then this Section shall be applied by determining the contribution percentage of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ACP for the prior year shall be made in accordance with regulations issued under Code Section 401(m) and any superseding guidance from the Internal Revenue Service. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same ACP testing method.

(iii) For purposes of determining the ACP, Employer contributions will be considered to have been made in the Plan Year if allocated to the Participant as of a date within the Plan Year. Employer contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the date after the close of the Plan Year.

(iv) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test.

(v) The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.10 Distribution of Excess Aggregate Contributions.

(a) Notwithstanding any other provision of this Plan, after the end of a Plan Year in which “excess aggregate contributions” arise, but no later than the March 15 following such Plan Year, excess aggregate contributions allocated to Highly Compensated Employees, plus any income and minus any loss allocable thereto through the end of the Plan Year for which the excess aggregate contribution arose, will be either distributed or forfeited as follows:

(i) Excess aggregate contributions will first be distributed or forfeited from the Wolf Creek Voluntary Contributions credited to a Participant’s Wolf Creek Union Voluntary Contribution Accounts for the Plan Year in which the excess aggregate contributions arose then from the Matching Contributions credited to a Participant’s Matching Contribution Accounts for the Plan Year in which the excess aggregate contributions arose.

The amount to be distributed to the Participant from his or her Matching Contribution Accounts will be equal to the amount determined by multiplying the Participant’s vesting percentage determined under Section 10.2 by the lesser of (i) the Participant’s excess aggregate contributions or (ii) the Matching Contributions credited to the Participant’s Matching Contribution Accounts for the Plan Year in which the excess aggregate contributions arose.

The amount to be forfeited by the Participant from his or her Matching Contribution Accounts will be equal to the amount determined by multiplying one minus the Participant’s vesting fraction determined under Section 10.2 by the lesser of (i) the Participant’s excess aggregate contributions or (ii) the Matching Contributions credited to the Participant’s Matching Contribution Accounts for the Plan Year in which the excess aggregate contributions arose.

(ii) In the event that a Participant’s Elective Contributions have been treated as Matching Contributions for purposes of the ACP test and the amount of excess aggregate contributions to be distributed or forfeited in Paragraph 4.10(a)(i) is less than the Participant’s excess aggregate contributions, then the additional amount of excess aggregate contributions shall be distributed to a Participant from his or her Elective Contribution Account.

(b) “Excess aggregate contributions” shall be allocated to the Highly Compensated Employees with the largest dollar amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount and continuing in descending order until all of the excess aggregate contributions have been allocated.

(c) For purposes of this Section 4.10, the term “excess aggregate contributions” shall mean, with respect to any Plan Year, the excess of:

(i) the aggregate contribution percentage amounts (defined in Section 4.9) taken into account in computing the numerator of the contribution percentage (defined in Section 4.9) actually made on behalf of Highly Compensated Employees for such Plan year, over

(ii) the maximum contribution percentage amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages).

Such determination shall be made after first determining excess elective deferrals under Section 4.8 and then determining excess elective contributions under Section 4.7.

4.11 Reallocation of Contribution if Not Deductible. If the Employer may not make a contribution for a Plan Year because that contribution exceeds the amount allowable as a deduction for the Employer from federal income tax, the Employer, at its sole discretion, shall elect to reduce Matching Contributions to the extent necessary to allow the Employer to deduct the full contribution made by it.

4.12 Return of Contribution. Except as provided in the last sentence of Section 4.1 and Section 4.13, under no circumstances whatsoever shall any of the assets of the Trust Fund be returned or transferred to the Employer, or to any person for the benefit of the Employer.

4.13 Mistake of Fact. Any contribution made by the Employer to the Plan because of a mistake of fact shall be returned to the Employer within one year of the date the contribution is made.

4.14 Military Service. If an individual initiates a return from Qualified Military Service to employment as an “Employee,” as defined in Section 1.25, on or after December 12, 1994, he or she shall be entitled to have Employer contributions made to the Plan on his or her behalf for all or a portion of his or her Qualified Military Service in accordance with the provisions of this Section 4.14.

(a) The amount of Employer contributions for Qualified Military Service shall be determined as if the individual had remained an Employee of the Employer throughout his or her Qualified Military Service. To the extent that compensation is relevant in determining contributions for Qualified Military Service, it shall be determined based on the rate of pay the individual would have received from the Employer but for the Qualified Military Service, or if such rate is not reasonably ascertainable, the individual’s average compensation during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service). Any Employer contributions due on behalf of the reemployed individual must be made by the later of:

(i) 90 days after the date of reemployment, or

(ii) the date that contributions for the Plan are normally due for the year in which the service was performed.

(b) Employees who are returning veterans may make additional Elective Contributions or Wolf Creek Voluntary Contributions to the Plan during the period which begins on the date of reemployment and ends on the earlier of (a) three times the period of Qualified Military Service, or (b) five years. The Elective Contributions or Wolf Creek Voluntary Contributions may be made without regard to the limitations which would otherwise apply in the year the contribution is actually made. Instead, the Elective Contributions and Wolf Creek Voluntary Contributions must satisfy the limitations in effect for the year with respect to which the contribution relates.

(c) Investment earnings and losses shall not be credited with respect to any Employer contributions on account of Qualified Military Service for any period before such contributions are actually made.

(d) For purposes of the limitation on annual additions set forth in Article VI, contributions made on account of Qualified Military Service shall be credited as annual additions for the Plan Year(s) to which they relate, and “compensation” shall be determined in accordance with Subsection 4.14(a).

(e) The following conditions apply to the crediting of contributions for Qualified Military Service:

(i) An interruption in employment shall be credited as Qualified Military Service only if it constitutes “service in the uniformed services.” “Service in the uniformed services” means the performance of duty on a voluntary or involuntary basis in a uniformed service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, a period for which an individual is absent from employment for the purpose of an examination to determine the fitness of the individual to perform any such duty, and a period for which an individual is absent from employment to perform funeral honors duty as authorized by law.

(ii) “Uniformed services” means the Armed Forces of the United States, the Army National Guard when engaged in active duty for training or inactive duty training or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President of the United States in time of war or emergency.

(iii) No contributions for Qualified Military Service shall be made if an individual’s service in one of the uniformed services terminates by reason of a dishonorable or bad conduct discharge or any other circumstance described in Section 4304 of Title 38, United States Code.

(iv) Contributions for Qualified Military Service shall be made only if an individual has satisfied advance notice, cumulative length of absence, reporting, and any other requirements that must be met in order for the individual to have rights hereunder pursuant to chapter 43 of Title 38, United States Code.

(v) Periods of Qualified Military Service, when aggregated (and regardless of when served), shall not be deemed to exceed sixty (60) months or such other period required by law. For this purpose, contributions shall be made with respect to an individual’s earliest period(s) of Qualified Military Service first. Additional periods, although not credited, shall not give rise to a break in service, provided that such periods continue to entitle the individual to reemployment rights pursuant to chapter 43 of Title 38, United States Code, or its successor. Qualified Military Service includes the entire period of absence due to or necessitated by service in the uniformed services, including preparation time and time following completion of service within which a person may apply for reemployment, recover from an illness or injury incurred in or aggravated by the military service, or both.

(vi) If an individual does not satisfy one or more of the requirements that must be met in order for him or her to be entitled to reemployment rights with the Employer and contributions to the Plan pursuant to chapter 43 of Title 38, United States Code, the period of absence shall not constitute Qualified Military Service but also shall not give rise to a break in service.

(f) Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

(g) The Employer and Employee shall supply such information to the Administrative Committee within such time frame as the Committee considers necessary or advisable to administer the provisions of this Section. In the absence of independent evidence from an Employee that establishes the right to credit for Qualified Military Service hereunder, the Committee shall be entitled to rely on information provided by the Employer regarding Qualified Military Service and may, but shall not be required to, make an independent investigation of any Employee’s rights to credit for Qualified Military Service.

4.15 Qualified Nonelective Contributions. The Committee may, from time to time, require the Employer to make qualified nonelective contributions (as defined in Treasury Regulation Section 1.401(k)-6) to the Plan, and may allocate such contributions to Participants’ QNEC Accounts as part of corrections under the Internal Revenue Service’s Employee Plans Compliance Resolution System.

ARTICLE V

INDIVIDUAL ACCOUNTS AND INVESTMENTS OF FUNDS

5.1 Individual Accounts. The Trustee shall maintain individual Accounts for each Participant, as described below. Each such Account shall consist of an ESOP Component subaccount and a Non-ESOP Component subaccount.

(a) Elective Contribution Account. Each Participant shall have an Elective Contribution Account. Such Account shall reflect pre-tax Employer contributions made pursuant to the Participant’s election under Sections 4.2 and 4.4. A Participant’s interest in the amounts credited to his or her Elective Contribution Account shall at all times be nonforfeitable.

(b) 100% Matching Contribution Account. Each New Program, Post-Program, and New Program Plus Employee shall have a 100% Matching Contribution Account. Such Account shall reflect Employer Matching Contributions made pursuant to Paragraph 4.1(b)(i), as well as all Employer Matching Contributions made to this Plan on behalf of such an individual for Payroll Periods ending before January 1, 2008. A Participant’s interest in the amounts credited to such Account shall be nonforfeitable at all times, except to the extent that the Code and IRS guidance issued thereunder require such amounts to be forfeited.

(c) 50% Matching Contribution Account. Each Old Program Employee shall have an 50% Matching Contribution Account. Such Account shall reflect Employer Matching Contributions made pursuant to Paragraph 4.1(b)(ii).

(d) 75% Matching Contribution Account. Each Cash-Balance Employee shall have a 75% Matching Contribution Account. Such Account shall reflect Employer Matching Contributions made pursuant to Paragraph 4.1(b)(iii).

(e) Company Non-Elective Contribution Account. Each New Program Plus Employee, EKC Enhanced Savings Employee, and Wolf Creek Enhanced Savings Employee shall have a Company Non-Elective Contribution Account. Such Account shall reflect Company Non-Elective Contributions made pursuant to Subsection 4.1(c).

(f) EKC Union Matching Contribution Account. Each EKC Union Employee shall have an EKC Union Matching Contribution Account. Such Account shall reflect EKC Matching Contributions made pursuant to Subparagraph 4.1(b)(iii)(C).

(g) EKC Matching Contribution Account. Each EKC Original Savings Employee and each EKC Enhanced Savings Employee shall have an EKC Matching Contribution Account. Such Account shall reflect EKC Matching Contributions made pursuant to Subparagraph 4.1(b)(i)(C) or (b)(iii)(C), as applicable.

(h) Wolf Creek Matching Contribution Account. Each Wolf Creek Savings Employee and each Wolf Creek Enhanced Savings Employee shall have a Wolf Creek Matching Contribution Account. Such Account shall reflect the Wolf Creek Matching Contributions made pursuant to Subparagraph 4.1(b)(i)(B), (b)(ii)(B), or (b)(iii)(B), as applicable.

(i) Wolf Creek Union Voluntary Contribution Account. Each Wolf Creek Union Employee shall have a Wolf Creek Union Voluntary Contribution Account. Such Account shall reflect Wolf Creek Voluntary Contributions made pursuant to Section 4.5. A Participant’s interest in the amounts credited to his or her Wolf Creek Union Voluntary Contribution Account shall at all times be nonforfeitable.

(j) CAP Merger Account. As of the CAP Merger Date, each CAP Transferee shall have a CAP Merger Account. Each such Account shall reflect amounts transferred from CAP in connection with the merger of CAP into this Plan. On and after such transfer, the provisions of CAP shall cease to apply and the provisions of this Plan shall govern such Accounts. Notwithstanding the preceding sentence or any other provision of this Plan, any right or feature with respect to a CAP Transferee that is required to be continued under this Plan pursuant to the provisions of Code Section 411(d)(6) shall be continued, but only to the extent required by such Section. To the extent required by the context, any right or feature so continued shall be interpreted by reference to the provisions of CAP, as in effect on the day immediately before the CAP Merger Date, which shall be deemed to be incorporated herein by reference.

(k) Aquila Plan Merger Accounts. As of July 1, 2009, each Aquila Plan Transferee shall have one or more of the Aquila Plan Merger Accounts specified in (i) through (vi) below, as applicable. Each such Account shall reflect amounts transferred from the Aquila Plan in connection with the merger of that Plan into this Plan, and each such Account shall be fully vested at all times. On and after such transfer, except as specifically provided elsewhere in this Plan, the provisions of the Aquila Plan shall cease to apply to such amounts, and the provisions of this Plan shall govern such Accounts. Notwithstanding the preceding sentence or any other provision of this Plan, any right or feature with respect to an Aquila Plan Transferee that is required to be continued under this Plan pursuant to the provisions of Code Section 411(d)(6) shall be continued, but only to the extent required by such Section. To the extent required by the context, any right or feature so continued shall be interpreted by reference to the provisions of the Aquila Plan, as in effect on June 30, 2009, which are incorporated herein by this reference.

(i) Aquila Plan Employee Pre-Tax Contribution Account.

(ii) Aquila Plan Employee After-Tax Contribution Account.

(iii) Aquila Plan Matching Contribution Account.

(iv) Aquila Plan Discretionary Contribution Account.

(v) Aquila Plan Transfer Account.

(vi) Aquila Plan Prior Pension Account.

(l) Roth Contribution Account. Each Participant shall have a Roth Contribution Account. Such Account shall reflect Roth Contributions made pursuant to the Participant’s election under Section 4.3 and, if the Participant is eligible, Section 4.4. A Participant’s interest in the amounts credited to his or her Roth Contribution Account shall at all times be nonforfeitable.

(m) QNEC Account. Each Participant shall have a QNEC Account. Such Account shall reflect any qualified nonelective contributions made pursuant to Section 4.15. A Participant’s interest in the amounts credited to his or her QNEC Account shall at all times be nonforfeitable.

(n) Westar Plan Merger Accounts. As of December 1, 2019, each Westar Plan Transferee shall have one or more of the Westar Plan Merger Accounts specified in (i) through (xv) below, as applicable. Each such Account shall reflect amounts transferred from the Westar Plan in connection with the merger of that Plan into this Plan, and each such Account (excluding the Prior Westar Company Non-Elective Contribution Account) shall be fully vested at all times. On and after such transfer, except as specifically provided elsewhere in this Plan, the provisions of the Westar Plan shall cease to apply to such amounts, and the provisions of this Plan shall govern such Accounts. Notwithstanding the preceding sentence or any other provision of this Plan, any right or feature with respect to a Westar Plan Transferee that is required to be continued under this Plan pursuant to the provisions of Code Section 411(d)(6) shall be continued, but only to the extent required by such Section. To the extent required by the context, any right or feature so continued shall be interpreted by reference to the provisions of the Westar Plan, as in effect on November 30, 2019, which are incorporated herein by this reference.

(i) Prior Westar Pre-Tax Contribution Account.

(ii) Prior Westar EE Securities Litigation Source Account.

(iii) Prior Westar TRASOP/ESOP EE CNTR Transfer Account.

(iv) Prior Westar After-Tax Account.

(v) Prior Westar Roth Contribution Account.

(vi) Prior Westar EE Post-1986 After-Tax Rollover Account.

(vii) Prior Westar Roth Direct Rollover Account.

(viii) Prior Westar Roth Indirect Rollover Account.

(ix) Prior Westar Pre-Tax Transfer/Rollover Account.

(x) Prior Westar TRASOP/ESOP Rollover Account.

(xi) Prior Westar QNEC Account.

(xii) Prior Westar Company Match Contribution Account.

(xiii) Prior Westar Company Match Employer Stock Account.

(xiv) Prior Westar ER Match Military Leave Account.

(xv) Prior Westar Company Non-Elective Contribution Account.

(o) Wolf Creek Plan Merger Accounts. As of December 1, 2019, each Wolf Creek Plan Transferee shall have one or more of the Wolf Creek Plan Merger Accounts specified in (i) through (vii) below, as applicable. Each such Account shall reflect amounts transferred from the Wolf Creek Plan in connection with the merger of that Plan into this Plan, and each such Account shall be fully vested at all times. On and after such transfer, except as specifically provided elsewhere in this Plan, the provisions of the Wolf Creek Plan shall cease to apply to such amounts, and the provisions of this Plan shall govern such Accounts. Notwithstanding the preceding sentence or any other provision of this Plan, any right or feature with respect to a Wolf Creek Plan Transferee that is required to be continued under this Plan pursuant to the provisions of Code Section 411(d)(6) shall be continued, but only to the extent required by such Section. To the extent required by the context, any right or feature so continued shall be interpreted by reference to the provisions of the Wolf Creek Plan, as in effect on November 30, 2019, which are incorporated herein by this reference.

(i) Prior Wolf Creek Salary Deferral Account.

(ii) Prior Wolf Creek Voluntary Contribution Account.

(iii) Prior Wolf Creek Roth Contribution Account.

(iv) Prior Wolf Creek Rollover Account.

(v) Prior Wolf Creek Roth Rollover Account.

(vi) Prior Wolf Creek Employer Match Account.

(vii) Prior Wolf Creek QNEC Account.

5.2 Rollover Amount. An eligible Employee (whether or not yet a Participant) may file a written request, in the manner prescribed by the Administrative Committee, that the Trustee accept a Rollover Amount on behalf of the Employee. The Committee, acting in its sole discretion and using rules uniformly applied, shall determine whether and on what terms the Employee shall be permitted to contribute a Rollover Amount. Any written request filed pursuant to this Section shall include the amount of the proposed Rollover Amount, the nature of the property that makes up the Rollover Amount, and a statement, satisfactory to the Committee, that such contribution constitutes a Rollover Amount. In the event that the Committee permits an Employee to contribute a Rollover Amount, the Rollover Amount shall become a part of the Trust Fund and shall be maintained in a separate, completely nonforfeitable Rollover Account. Each Rollover Account shall consist of an ESOP Component and a Non-ESOP Component subaccount. If, after accepting an amount that the Committee had reasonably determined to constitute a valid Rollover Amount, the Committee later determines that the Rollover Amount included an invalid rollover amount, the invalid portion of the Rollover Amount, plus any earnings attributable thereto, shall be distributed to the Employee within a reasonable time after such determination.

5.3 Investment of Accounts. Each Participant’s Account shall at all times be invested and reinvested in accordance with Sections 5.4 and 5.5. To the extent that Participants are entitled to direct the Trustee with respect to the investment of their Account, and unless the Committee determines otherwise, the Plan shall be administered in a manner that is intended to comply with Section 404(c) of ERISA and relieve the Plan and Trust fiduciaries from responsibility and liability for investment decisions to the maximum extent permitted under Section 404(c) of ERISA.

5.4 Self-Directed Investment Alternatives. The Administrative Committee shall select investment funds in which a Participant may elect to invest his or her Accounts.

5.5 Election Procedure.

(a) Each Participant shall have the right to direct the Trustee to invest all or a portion of his or her Account in one or more of the Funds referred to in Section 5.4; provided, however, that the maximum percentage of the total election that a Participant may direct into Employer Stock is as follows:

(i) A Participant may not direct the Trustee to invest more than fifteen percent (15%) of the amounts previously credited to his or her Accounts, as determined as of the date the Participant’s investment election is made, into Employer Stock.

(ii) A Participant may not direct the Trustee to invest more than fifteen percent (15%) of any future contributions to be credited to his or her Accounts, as determined as of the date that a Participant’s investment election is made, into Employer Stock.

(b) A Participant’s investment election pursuant to Subsection (a) shall be made in a manner prescribed by the Administrative Committee and shall continue in effect until modified or revoked.

(i) Any such election may be in any percentage in multiples of 1% selected by the Participant.

(ii) The Participant shall clearly specify in his or her election whether and to what extent it shall apply to amounts previously credited to his or her Accounts and/or to any future contributions made on his or her behalf.

(iii) Each valid and complete election shall be effective as soon as reasonably practicable following the time it is received.

(c) If a Participant fails to direct the investment of his or her Accounts (including any Elective Contributions made pursuant to an Automatic Deferral Election under Subsection 4.2(d)), either by failing to make an election or revoking such an election, the Trustee shall invest such Participant’s Accounts in such Funds and in the manner and proportion as directed by the Administrative Committee.

5.6 Fund Accounting. The Trustee shall maintain records for each Participant’s Account that reflect the following:

(a) The dollar value of each Fund referred to in Section 5.4 in which the account is invested;

(b) The number of mutual fund shares that are allocated to the portion of the Participant’s Accounts, if any, invested in the Funds referred to in Section 5.4;

(c) The number of shares of Employer Stock allocated to the portion of the Participant’s Accounts, if any, invested in the Employer Stock Fund, and the dollar value of such shares; and

(d) The value of the ESOP Component and the Non-ESOP Component of each Account.

5.7 Restrictions on Elections of Insiders. Elections under this Article V, or any other Article of the Plan, by Participants to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 apply (“Insiders”) shall be restricted as follows. Any election by an Insider to direct an investment, a transfer or change of investment, a withdrawal, or any other election that would constitute a “Discretionary Transaction,” as that term is defined in SEC Rule 16b-3(b)(1), may be made by such Insider only if such election is made more than six months after any previous opposite way Discretionary Transaction under any plan (including this Plan) maintained by the Employer, as defined in SEC Rule 16b-3(f).

5.8 Aquila Plan Prior Pension Accounts. The provisions of this Section 5.8 shall apply to an Aquila Plan Transferee if (i) he or she was participant in the Aquila, Inc. Restated Retirement Income Plan (the “Aquila Pension Plan”), (ii) he or she had employee contribution accounts credited on his or her behalf under the Aquila Pension Plan as of July 1, 2002 (the “Transfer Date”), and (iii) as of the Transfer Date, such employee contribution accounts (together with interest) were transferred on his or her behalf to a “Prior Pension Account” under the Aquila Plan pursuant to the then-effective provisions of Article XIII of the Aquila Pension Plan and the then-effective provisions of Section 4.07(a) of the Aquila Plan (which provisions are incorporated herein by this reference). As of the Transfer Date, the Aquila Plan separately accounted for such Prior Pension Accounts (and any earnings thereon), which were administered in the same manner as other employee after-tax contributions under that Plan, subject to special distribution rules. The following special distribution rules shall apply to Aquila Plan Prior Pension Accounts under this Plan.

(a) In-Service Distribution. Prior to his or her termination of employment with the Employer, an Aquila Plan Transferee may elect to withdraw all or any portion of the balance of his or her Aquila Plan Prior Pension Account. If, as of the Transfer Date, the Aquila Plan Transferee was a “non-union Participant,” as that term was employed in Section 4.07(a) of the Aquila Plan, such amount shall be paid in a single lump sum. If, as of the Transfer Date, the Aquila Plan Transferee was a “union Participant,” as that term is employed in such Section, such amount shall be applied to purchase either a “Single Life Pension” (for unmarried Participants) or a “Qualified Joint Pension” (for married Participants), as such terms are defined, respectively, in Sections 9.2 and 9.3 of the Pension Plan; provided, however, that a married Participant may elect to receive such amount in a single lump sum, subject to the written consent of his or her Spouse, as witnessed by a notary public.

(b) Distribution upon Retirement. Upon a Participant’s termination of employment, he or she may elect to receive the portion of his or her Aquila Plan Prior Pension Account that has not been distributed pursuant to Subsection (a) in either (i) any one of the annuity distribution options available under the Pension Plan, or (ii) a single lump sum; provided, however, that a married Participant’s election of any form other than a “Qualified Joint Pension” (as defined in Section 9.3 of the Pension Plan) shall be subject to the written consent of his or her Spouse (if any), as witnessed by a notary public.

ARTICLE VI

LIMITATIONS ON BENEFITS AND CONTRIBUTIONS

6.1 Annual Additions. In no event shall the sum of the annual additions to a Participant’s Account for any Plan Year (which shall be the limitation year) exceed the lesser of (a) $56,000, as adjusted pursuant to Code Section 415(d), or (b) one hundred percent (100%) of such Participant’s compensation for the Plan Year.

6.2 Correction of Excess Annual Additions. Any excess annual additions shall be corrected under the Internal Revenue Service’s Employee Plans Compliance Resolution System.

6.3 Annual Additions to Other Defined Contribution Plans. If any Participant is a participant under any other defined contribution plan maintained by the Employer, the total of the annual additions to such Participant’s account from all such defined contribution plans shall not exceed the limitations set forth in Section 6.1. If it is determined that, as a result of the limitation set forth in the preceding sentence, the annual additions to a Participant’s account in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section 6.2.

6.4 Definitions. For purposes of Sections 6.1 through 6.3, the following words shall have the meaning ascribed to them below:

(a) The words “annual additions” shall mean, with respect to a Participant’s accounts for a Plan Year, the sum of:

(i) that portion of Employer contributions for the Plan Year which is allocated to the Participant’s Account;

(ii) the forfeitures, if allocable under the plan, for the Plan Year which are allocated to the Participant’s Account;

(iii) Employee contributions allocated to his or her Account for the Plan Year (excluding Catch-Up Contributions made pursuant to Section 4.4 and Code Section 414(v)); and

(iv) amounts attributable to medical benefits allocated to an account of the Participant described in Code Sections 415(l)(1) and 419A(d)(1).

(b) The word “compensation” shall mean a Participant’s earned income, wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses, but excluding the following:

(i) Employer contributions made on behalf of the Participant to a plan of deferred compensation, to the extent the contributions are not included in the gross income of the Participant for the taxable year in which contributed, or employer contributions made on behalf of the Participant to a Simplified Employee Pension Plan, to the extent such contributions are deductible under Code Section 219(b)(7), and any distributions from a plan of deferred compensation, whether or not includable in the gross income of the Participant when distributed;

(ii) Amounts realized by the Participant from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) Amounts realized by the Participant from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

(iv) Other amounts received by the Participant which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an employer (whether or not under a salary agreement) towards the purchase of an annuity contract under Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Participant); and

(v) Any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) which is otherwise treated as an annual addition, or any other amount treated as an annual addition under Code Section 415(l)(1).

Compensation for any Plan Year is the compensation actually paid or includable in gross income during that year.

Notwithstanding anything in this Section to the contrary, for Plan Years beginning after December 31, 1997, compensation shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the Employee’s election and which is not includable in the Employee’s gross income pursuant to Code Sections 125, 132(f)(4), or 457.

Effective for Plan Years beginning on and after January 1, 2008, an Employee’s compensation shall exclude all payments made after the Employee’s severance from employment with the Employer, unless such payment (i) consists of regular pay that would have been paid to the Employee before such severance if he or she had continued in employment with the Employer, and (ii) is made by the later of two and one-half months after such severance or the end of the Plan Year that includes the date of such severance. For purposes of the preceding sentence, an Employee’s “regular pay” includes compensation for services during his or her regular work hours, compensation for services outside his or her regular work hours (such as overtime or shift differential pay), commissions, bonuses, or other similar payments. In no event shall an Employee’s compensation for a Plan Year beginning on or after January 1, 2008, exceed the limit on annual compensation imposed under Code Section 401(a)(17)(B) for such Plan Year.

Notwithstanding the preceding paragraph, effective for Plan Years beginning on and after January 1, 2009, an Employee’s compensation for a Plan Year shall include any differential wage payment (as defined in Code Section 3401(h)(2)) paid to the Employee by the Employer.

(c) The words “defined contribution plan” shall mean a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant’s account and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants which may be allocated to such Participant’s accounts.

(d) The words “retirement plan” shall mean (i) any profit sharing, pension or stock bonus plan described in Code Sections 401(a) and 501(a), (ii) any annuity plan or annuity contract described in Code Section 403(a) or 403(b), and (iii) any individual retirement account or individual retirement annuity described in Code Section 408(a) or 408(b).

ARTICLE VII

ADJUSTMENT OF ACCOUNTS TO REFLECT NET WORTH

7.1 Net Worth. As of each Valuation Date, the Trustee shall determine the net worth of the assets in both the ESOP Component and the Non-ESOP Component. In determining such net worth, the Trustee shall value the assets at their fair market value as of such Valuation Date and shall deduct any fees, liabilities, and accrued expenses. In determining net worth, the following rules shall apply:

(a) All transactions involving the purchase or sale of investments that have been executed but for which settlement has not been made on or before the Valuation Date shall be treated as though settlement had been made.

(b) Assets that are regularly traded on established markets shall be valued at the last sale price on the Valuation Date or, if no sale price is quoted on such Valuation Date, at the bid price last quoted on or prior to the close of business on such date.

(c) Shares or other interests in any common trust fund operated by the Trustee shall be valued at the values last determined for such shares or interests on or before the Valuation Date, in accordance with the plan governing the operation of such common trust fund.

(d) All other assets of the Trust Fund shall be valued in accordance with usual valuation practices.

7.2 Allocation of Earnings, Losses, and Fund Expenses. As of each Valuation Date, the Trustee shall allocate any changes in the net worth of the ESOP Component and the Non-ESOP Component since the immediately preceding Valuation Date among the respective ESOP Component and Non-ESOP Component subaccounts of Participants. Earnings, losses, and expenses on Funds referred to in Section 5.4 that are specifically held for a given Participant’s Account shall be allocated solely to that Account. Any other changes in the net worth of the Trust Fund shall be allocated among the Accounts and subaccounts of Participants as of the date of the change in the proportion that the net worth of each of their respective Accounts and subaccounts bears to the net worth of the entire Trust Fund as of the immediately preceding Valuation Date. For purposes of this Section, the net worth of a Participant’s Account or subaccount as of the immediately preceding Valuation Date shall include any contributions allocated to the Account or subaccount as of that date.

ARTICLE VIII

ADJUSTMENTS FOR PAYMENTS; LOANS

8.1 Adjustments for Payments. Each person who has received any payment under this Plan since the immediately preceding Valuation Date will have his or her Account balance as of that date reduced by the amount of the Payment.

8.2 Loans to Participants.

(a) Availability. Loans shall be available to Participants who are employed by the Employer, as well as to any “party in interest” (as defined in Section 3(14) of ERISA) who has an eligible Account balance, and shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees. For purposes of this Section, Participants who are employed by the Employer and parties in interest are collectively referred to as “Active Participants.”

(b) Application. An Active Participant shall file a loan application, in the manner prescribed by the Administrative Committee, with the Committee’s designee. A loan shall be approved by the Administrative Committee or its designee if the loan satisfies the requirements of this Section and if the Active Participant is then in compliance with the requirements of this Section with respect to all of his or her other loans from the Plan.

(c) Source. The amount of the loan shall be transferred from the Accounts and subaccounts being maintained for the Active Participant (including the ESOP Component and Non-ESOP Component subaccounts) in a manner prescribed by the Administrative Committee from all the Participant’s Accounts other than his or her Company Non-Elective Contribution Account, Prior Westar Company Non-Elective Contribution Account, Prior Wolf Creek Voluntary Contribution Account, Prior Westar EE Securities Litigation Source Account, or Wolf Creek Union Voluntary Contribution Account. No loans shall be permitted from a Participant’s Company Non-Elective Contribution Account, Prior Westar Company Non-Elective Contribution Account, Prior Wolf Creek Voluntary Contribution Account, Prior Westar EE Securities Litigation Source Account, or Wolf Creek Union Voluntary Contribution Account. Amounts to be transferred from the vested portion of such Accounts will be transferred from the Funds referred to in Section 5.4 that are being maintained for the Active Participant. Payments of principal on the loan, together with the attendant interest payment, shall likewise be allocated to the Accounts from which they were drawn. Such payments shall be invested in accordance with the Active Participant’s then-effective investment election under Section 5.5.

(d) Limits. A loan to an Active Participant, when added to the outstanding balance of all other loans from the Plan to the Active Participant and loans that are deemed to have been distributed to the Active Participant pursuant to Code Section 72(p), may not exceed the least of the following amounts:

(i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one-year period ending on the date before the new loan is made, over the outstanding balance of loans from the Plan to the Active Participant on the date the new loan is made; or

(ii) One-half of the value of the Active Participant’s Accounts, excluding his or her Company Non-Elective Contribution Account, Prior Westar Company Non-Elective Contribution Account, Prior Wolf Creek Voluntary Contribution Account, Prior Westar EE Securities Litigation Source Account, or Wolf Creek Union Voluntary Contribution Account (if any), such value to be computed under Section 10.2 as if the Active Participant’s employment were terminated on the date he or she submitted an application for the loan.

In no event shall a loan be made under the provisions of this Section to any Active Participant in an amount less than $1,000.

(e) Default. Upon the failure by an Active Participant or inactive Employee to make payments at the time and in the amount required by the terms of a loan, the loan will be in default. The Active Participant or inactive Employee shall be allowed to cure the default by making all overdue payments within a grace period ending on the last day of the calendar quarter following the calendar quarter in which the default occurred. If he or she fails to do so, payment of the entire amount of the loan shall be accelerated. The Accounts of an Active Participant shall thereafter be debited upon the occurrence of a distributable event as described in Sections 10.1 and 10.2. The Accounts of inactive Employees who are in default shall be debited upon the last day of the grace period. The amounts so debited shall equal any remaining unpaid principal and interest plus costs incurred by the Plan to collect the same. Nothing herein shall be construed as relieving an Active Participant or inactive Employee from his or her obligation to make timely payments as required under the promissory note.

(f) Effect of Deemed Distributions. In the event of a default described in Subsection (e) above by an Employee who has not had a Separation Date subsequent to the default, a deemed distribution equal to any unpaid principal and interest shall be reported to the Internal Revenue Service pursuant to Code Section 72(p). Neither the income resulting from the deemed distribution nor the interest that accrues thereafter will increase such a Participant’s tax basis for purposes of Section 72. If the Participant makes cash repayments on a loan after it is deemed to have been distributed, such repayments will increase the Participant’s tax basis in the same manner as if such repayments were after-tax contributions, although such payments shall not be treated as after-tax contributions under Code Sections 401(m) and 415(c)(2). Loans that are deemed to have been distributed shall nevertheless be considered outstanding for other purposes, including (without limitation) calculating the maximum amount of any subsequent loans, until the loan obligation is satisfied.

(g) Terms. In addition to such rules and regulations as the Administrative Committee may adopt, all loans shall comply with the following terms and conditions:

(i) The interest rate of the loan shall be the prime lending rate established by the Federal Reserve on the first business day of the month in which the loan application is received by the Administrative Committee or its designee, plus two percentage points. Loan proceeds will be distributed as soon as administratively practicable after the loan application is approved;

(ii) Each loan shall be evidenced by a promissory note payable to the Plan;

(iii) Each loan shall be fully secured by the Active Participant’s Accounts in an amount equal to 50% of the value of the Active Participant’s Accounts computed under Section 10.2 as if the Active Participant’s employment were terminated on the date he or she submitted the application for the loan;

(iv) No loan shall be for a period longer than 60 months, except that a loan used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of an Active Participant may extend for a period up to 15 years;

(v) Effective as of December 1, 2019, an Active Participant may have up to three (3) loans outstanding at any one time (including loans described in Section 8.3), provided that a Participant may have only one principal residence loan;

(vi) Payments of principal and interest shall be made by payroll deduction, so long as the Participant is actively employed by the Employer or on a paid leave of absence.

In the event the Participant’s employment with the Employer terminates, the entire outstanding principal balance and all accrued interest shall be payable no later than the last day of the month during which occurs the 90th day after the date the Participant’s employment with the Employer terminates, and shall be defaulted in accordance with the provisions of Section 8.2(e), above.

If the Participant is on an unpaid leave of absence, the Administrative Committee may suspend loan repayments for a period of up to one year. If the Participant returns to active employment by no later than one year after the commencement of the leave, the Participant’s outstanding loan(s) shall be re-amortized over the remainder of the original term of the loan. If the Participant does not return to active employment within such time, the loan shall be defaulted in accordance with the provisions of Section 8.2(e), above.

Notwithstanding the foregoing, the Administrative Committee may suspend loan repayments during a Participant’s period of Qualified Military Service, as described in Section 4.14. During such period, the interest rate on the Participant’s loan(s) shall not exceed six percent (6%) per annum. Upon the Participant’s return to active employment, the Participant’s outstanding loan(s) shall be re-amortized over the remainder of the original term of the loan.

(vii) A loan may be prepaid in full, including interest accrued to the date of prepayment, at any time without penalty;

(viii) All costs and expenses in connection with obtaining the loan, perfecting any security interest, or executing on any security interest the Plan may have in the loan, including, without limitation, processing fees, taxes, recording fees, filing fees and attorneys’ fees, shall be prepaid by the Active Participant or deducted from the total proceeds of the loan;

(ix) If, at the time benefits under this Plan are to be distributed to a Participant or beneficiary, there remains any unpaid balance of a loan, such unpaid balance shall become immediately due and payable in full. Such unpaid balance, together with accrued interest and any costs, shall be deducted from a Participant’s Accounts before such distribution is made; and

(x) Every Participant granted a loan shall receive a clear statement of the charges involved in each loan transaction. The statement shall include the dollar amount and annual rate of the finance charge.

8.3 Prior Loans Outstanding as of Merger Dates. Notwithstanding any other provision of this Article, with respect to participant loans outstanding from the Aquila Plan as of the merger of that Plan into this Plan, the terms applicable to such loans as of June 30, 2009, or from the Westar Plan or Wolf Creek Plan as of the merger of each such Plan into this Plan, the terms applicable to such loans as of November 30, 2019, shall continue to apply.

ARTICLE IX

IN-SERVICE DISTRIBUTIONS

9.1 Hardship Withdrawals. A Participant who has not yet satisfied the conditions for receipt of a benefit under Article XI, but who has experienced an immediate and heavy financial need, may elect to receive a hardship withdrawal from his or her Account. The amount of any such hardship withdrawal must be necessary to satisfy an immediate and heavy financial need of the Participant.

(a) A withdrawal will be considered to be made on account of an immediate and heavy financial need only if the purpose of the withdrawal is to pay for one of the following:

(i) Expenses for medical care (as described in Code Section 213(d)) previously incurred by the Participant or his or her spouse, dependents (as defined in Code Section 152), or Beneficiary, or amounts necessary for these persons to obtain such medical care, determined without regard to the whether such expenses or amounts exceed 7.5% of the Participant’s adjusted gross income;

(ii) Costs directly related to the purchase of a principal residence for the Participant (but not mortgage payments);

(iii) Tuition and related educational fees, including room and board, for the next twelve (12) months of post-secondary education for the Participant or his or her spouse, children, dependents (as defined in Code Section 152), or Beneficiary;

(iv) Amounts necessary to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of that principal residence;

(v) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents (as defined in Code Section 152, but without regard to Code Section 152(d)(1)(B)), or Beneficiary; or

(vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income).

(b) A withdrawal will be treated as necessary to satisfy a Participant’s immediate and heavy financial need only if the following requirements are met:

(i) The withdrawal is not in excess of the amount of the immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; and

(ii) The Participant has obtained all distributions, other than hardship withdrawals under this Section 9.1, available to him or her under this Plan and any other plan maintained by the Employer.

(c) The amount of any hardship withdrawal shall be limited to the value of the vested portion of the Participant’s Accounts, excluding the following:

(i) the Participant’s QNEC Account;

(ii) the Participant’s Company Non-Elective Contribution Account;

(iii) the Participant’s Prior Westar TRASOP/ESOP EE CONT Transfer Account;

(iv) the Participant’s Prior Westar After-Tax Account;

(v) the Participant’s Prior Westar Roth Direct Rollover Account;

(vi) the Participant’s Prior Westar Roth Indirect Rollover Account;

(vii) the Participant’s Prior Westar QNEC Account;

(viii) the Participant’s Prior Wolf Creek QNEC Account;

(ix) the Participant’s Prior Wolf Creek Voluntary Contribution Account; and

(x) the Participant’s Wolf Creek Union Voluntary Contribution Account.

less any previous hardship withdrawals of such Contributions. Any hardship withdrawal shall be drawn in a manner prescribed by the Administrative Committee from the vested portion of the Participant’s Accounts, excluding his or her Accounts described above in Paragraphs 9.1(c)(i) through (x).

(d) Hardship withdrawals described herein shall be made in accordance with the following provisions:

(i) Any such withdrawal will be made in a single, lump-sum payment.

(ii) The minimum amount of any withdrawal will be $500.

(iii) Requests for withdrawals must be made in accordance with procedures established by the Plan Committee.

9.2 Withdrawals at Age 59 1⁄2. Any Participant who has attained age 59 1⁄2 may withdraw all or any portion of his or her vested Account balance. The minimum amount of any such withdrawal is $500. Any such withdrawal shall be paid in a single lump sum, and shall be taken from each of the Participant’s Accounts (including the ESOP Component and non-ESOP Component subaccounts).

9.3 Withdrawals of Automatic Deferrals. No later than ninety (90) days after the date of a Participant’s first Elective Contribution made prior to December 1, 2019, and pursuant to an Automatic Deferral Election under Subsection 4.2(d), the Participant may elect to withdraw the amount of any such Elective Contributions made with respect to the first Payroll Period to which such Automatic Deferral Election applied to the Participant and any succeeding Payroll Periods beginning before the effective date of the Participant’s election (plus any earnings attributable thereto). Any Matching Contributions made during such period shall be forfeited. The amount of any such withdrawal shall be includible in the gross income of the Participant for the taxable year of the Participant in which the distribution is made, but no tax shall be imposed under Code Section 72(t) with respect to the distribution. On and after December 1, 2019, this Section 9.3 shall no longer apply to an Automatic Deferral Election under Subsection 4.2(d).

9.4 Withdrawals in Kind. Withdrawals of benefits may be made in cash or in kind, or a combination thereof, including whole shares of Employer Stock, at the election of the Participant or, if applicable, his or her Beneficiary, except that fractional shares of such Employer Stock will be distributed in cash. A Participant or Beneficiary may request the Trustee, in writing, to distribute his or her benefits in a payment in kind by providing the request to the Trustee before the investment fund or funds are converted to cash. In the event of such an election, the Trustee will make the payment in kind as soon as reasonably practicable thereafter. In case any benefit is paid in kind, the property distributed shall be valued at its fair market value on the close of business on the day preceding its distribution, and the Trustee’s determination thereof shall be final and conclusive on all persons.

9.5 In-Service Withdrawals of Aquila Plan Merger Accounts. An Aquila Plan Transferee may elect to receive a full or partial distribution of his or her Aquila Plan Merger Account (excluding his or her Aquila Plan Pre-Tax and Discretionary Contribution Accounts) prior to his or her termination of employment, without reliance on either Section 9.1 or Section 9.2, subject to the following conditions:

(a) Aquila Plan Matching Contribution Accounts shall not be distributable under this Section unless either:

(i) the amounts to be distributed have accumulated in the Plan (including, for this purpose, the Aquila Plan) for at least two (2) years; or

(ii) the Aquila Plan Transferee has been a Participant in the Plan (including, for this purpose, the Aquila Plan) for at least five (5) years;

(b) Aquila Prior Pension Accounts shall be distributed only in accordance with Section 5.8;

(c) Subject to the foregoing provisions of this Section, and to the extent administratively practicable, such distributions shall be taken from the Participant’s Aquila Plan Merger Accounts and subaccounts (including the ESOP Component and non-ESOP Component subaccounts); and

(d) The minimum amount of such withdrawal shall be $500.

9.6 In-Service Withdrawals of Certain Wolf Creek Accounts. A Wolf Creek Non-Union Employee and a Wolf Creek Union Employee may elect to receive a full or partial distribution of his or her Prior Wolf Creek Voluntary Contribution Account, Prior Wolf Creek Rollover Account, Prior Wolf Creek Roth Rollover Account and/or Wolf Creek Union Voluntary Contribution Account, as applicable, prior to his or her termination of employment, without reliance on either Section 9.1 or 9.2.

9.7 In-Service Withdrawals of Certain EKC Accounts.

(a) An EKC Non-Union Employee and an EKC Union Employee may elect to receive a full or partial distribution of his or her Prior Westar EE Post-1986 After-Tax Rollover Account, Prior Westar Roth Direct Rollover Account, Prior Westar Roth Indirect Rollover Account, Prior Westar Pre-Tax Transfer/Rollover Account, Prior Westar TRASOP/ESOP EE CNTRB Transfer Account, Prior Westar TRASOP/ESOP Rollover Account, Prior Westar After-Tax Account, Prior Westar Company Match Contribution Account, Prior Westar Company Match Employer Stock Account, and/or Prior Westar ER Match Military Leave Account, as applicable, prior to his or her termination of employment, without reliance on either Section 9.1 or 9.2.

(b) An EKC Union Employee may elect to receive a full or partial distribution of his or her EKC Union Matching Contribution Account prior to his or her termination of employment, without reliance on either Section 9.1 or 9.2.

Provided, however, in the event an EKC Union Employee makes a withdrawal of his or her Prior Westar Company Match Contribution Account, Prior Westar Company Match Contribution Union Account, Prior Westar Company Match Employer Stock Account, and/or Prior Westar ER Match Military Leave Account, and/or EKC Union Matching Contribution Account, such Participant shall not be entitled to any EKC Matching Contributions made during the period that starts with the date of withdrawal and ends on the first day of the month immediately following the expiration of six (6) months from the date of withdrawal. The abatement of the Participant’s right to receive EKC Matching Contributions shall not affect the Participant’s right to make Elective Contributions as otherwise provided by the Plan.

9.8 Withdrawal of Rollover Account. Any Participant may withdraw all or any portion of his or her Rollover Account established under Section 5.2.

ARTICLE X

TERMINATION OF PARTICIPATION

10.1 Retirement, Disability, and Death Benefits. A Participant (or in the event of the Participant’s death, the person designated under Section 15.2) shall be entitled to a benefit based upon the balance credited to his or her Accounts, to be distributed as provided in Article XI, if his or her employment with the Employer terminates because of his or her:

(a) Retirement on his or her Retirement Date;

(b) Permanent and Total Disability; or

(c) Death (including, on and after January 1, 2007, death while performing qualified military service, as defined in Code Section 414(u)).

Benefits paid because of such terminations are referred to as Retirement, Disability, and Death Benefits, respectively.

10.2 Termination Benefit. A Participant whose employment with the Employer terminates for any reason other than Retirement, Permanent and Total Disability, or Death shall be entitled to a benefit based on all of the balance credited to his or her Rollover, CAP Merger, Aquila Merger, Westar Plan Merger (excluding Prior Westar Company Non-Elective Contribution Account) , Wolf Creek Merger, Elective Contribution, Roth Contribution, QNEC, and Wolf Creek Union Voluntary Contribution Accounts, plus the amount determined under Subsections (a) through (c), as applicable:

(a) A New Program, Post-Program, New Program Plus Employee, EKC Union Employee, EKC Enhanced Savings Employee, EKC Original Savings Employee, Wolf Creek Savings Employee, or Wolf Creek Enhanced Savings Employee shall be entitled to all of the balance credited to his or her Matching Contribution Account.

(b) An Old Program or Cash-Balance Employee shall be entitled to the following percentage of the balance credited to his or her 50% or 75% Matching Contribution Account (or both, as applicable), determined by the number of his or her Years of Service for Vesting; provided, however, that each Transferred Aquila Employee’s 50% Matching Contribution Account shall be fully vested at all times:

Years of Service for Vesting	Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

(c) A New Program Plus Employee, EKC Enhanced Savings Employee, or Wolf Creek Enhanced Savings Employee, or a Westar Plan Transferee shall be entitled to the following percentage of the balance credited to his or her Company Non-Elective Contribution Account or Prior Westar Company Non-Elective Contribution Account, as applicable, determined by the number of his or her Years of Service for Vesting:

Years of Service for Vesting	Percentage
Less than 3	0%
3 or more	100%

The amount determined in accordance with this Section is referred to as the Participant’s Vested Balance.

10.3 Benefits Payable to Alternate Payees. An alternate payee, as that term is defined in Code Section 414(p)(8), who is entitled under the terms of a qualified domestic relations order to all or a portion of a Participant’s benefits under the Plan shall be entitled, to the extent provided under the terms of the order, to receive those benefits prior to the Participant’s termination of employment or any of the events listed in Subsections 10.1(a) through (c). In the event any payment of benefits is made to an alternate payee pursuant to a qualified domestic relations order, the Participant’s Vested Balance shall be reduced at the time of the payment by the amount of the payment to the alternate payee.

10.4 Forfeitures. In the event of termination of employment of an Old Program Employee, Cash-Balance Employee, New Program Plus Employee, EKC Enhanced Savings Employee, Westar Plan Transferee (who has a Prior Westar Company Non-Elective Contribution Account), or Wolf Creek Enhanced Savings Employee, the difference between 100% of the balance credited to the Participant’s Accounts and his or her Vested Balance shall constitute a forfeiture in accordance with the following rules. Forfeitures shall be retained in the Accounts in which they arise (for purposes of this Article, the Participant’s “Originating Account”) until they are applied, in the Administrative Committee’s discretion, to pay the reasonable expenses of administering the Plan, to reduce future Matching Contributions, Company Non-Elective Contributions, and/or Non-Elective Contributions at the end of the Plan Year in which they become forfeitures, or both.

(a) If Distribution Is Made. If the entire vested portion of a Participant’s Originating Account is distributed in accordance with Article X before the Participant incurs five consecutive One-Year Breaks in Service, the nonvested portion of such Account shall become a forfeiture during the Plan Year in which such distribution occurs. For purposes of this Section, if the value of the vested portion of the Participant’s Originating Account is zero, the Participant shall be deemed to have received a distribution of the entire vested balance of such Account on the day his or her employment terminates.

(b) Restoration of Forfeiture. If a Participant who receives a distribution pursuant to Subsection (a) returns to employment with the Employer (as defined in Subsection 1.26(b), regarding control groups), the balance of his or her Originating Account, unadjusted by gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his or her distribution, shall be restored if he or she repays to the Plan the full amount of the distribution before the earlier of (i) the fifth anniversary of his or her return to employment, or (ii) the date he or she incurs five consecutive One-Year Breaks in Service following the date of distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five years after the date of distribution. If the Participant is deemed to have received a distribution pursuant to Subsection (a), and he or she is reemployed before incurring five consecutive One-Year Breaks in Service, upon his or her reemployment, the amount previously forfeited, unadjusted for gains or losses, shall be restored. Such restoration shall be made first from any forfeitures of other Participants’ Originating Accounts occurring during the Plan Year or, if they are insufficient, then from a contribution by the Employer whose matching contribution was reduced by the forfeiture.

(c) If No Distribution Is Made. In the case of a Participant who was not vested in any Account attributable to Employer Contributions (including, for this purpose, Elective Contributions), if no distribution (nor deemed distribution) is made to a Participant before he or she incurs five consecutive One-Year Breaks in Service, the nonvested portion of the Participant’s Originating Accounts shall become a forfeiture at the end of the Plan Year that constitutes the fifth consecutive One-Year Break in Service.

(d) Adjustment of Accounts. Before a forfeiture occurs, a Participant’s Accounts shall share in earnings and losses of the Trust Fund pursuant to Article VII in the same manner as Accounts of active Participants.

10.5 Years of Service for Vesting. In computing a Participant’s Years of Service for Vesting, all of his or her Years of Service with the Employer shall be taken into account, except that in the case of any Participant who has five consecutive One-Year Breaks in Service, Years of Service after such break shall not be taken into account for purposes of determining the vested percentage of his or her Originating Account that accrued before such break. Special rules for determining Years of Service for Vesting for Transferred Aquila Employees under this Plan are set forth in Section 1.64.

Notwithstanding any other provision in this Plan to the contrary, for purposes of determining Years of Service for Vesting as that term is used in Subsections 10.2(b) and (c) and Section 10.5, as applicable, a Westar Plan Transferee’s employment with Evergy Kansas Central, Inc. prior to December 1, 2019, shall be deemed to be employment with an Employer, and a Wolf Creek Plan Transferee’s employment with Wolf Creek Nuclear Operating Corporation prior to December 1, 2019, shall be deemed to be employment with an Employer.

ARTICLE XI

PAYMENT OF BENEFITS

11.1 Notification of Trustee. Whenever a Participant’s employment with the Employer terminates, the Administrative Committee shall notify the Trustee in writing of the Participant’s Separation Date, of the name and current post office address of each such person, and of whether the Participant (or in the event of the Participant’s death, the person designated under Section 15.2) is eligible for a Retirement, Disability, Death, or Termination Benefit. In addition, the Administrative Committee shall notify the Trustee in writing of the reemployment date of any Participant who returns to employment with the Employer after the Administrative Committee has notified the Trustee of the Participant’s earlier Separation Date.

11.2 Payment to Minors. In case any minor or other legally incompetent person shall become entitled to receive any benefit hereunder, payment shall be made in such of the following ways as the Administrative Committee shall direct, in writing: (a) directly to such minor or other legally incompetent person, (b) to the legal representative of such minor or other legally incompetent person, or (c) to some near relative or person having the actual custody of such minor or other legally incompetent person, to be used for the benefit of the latter.

11.3 Payment of Retirement, Disability, and Termination Benefits. Retirement, Disability, and Termination Benefits provided in Article X shall be paid in the manner and at the times described in Subsections (a), (b), (c), and (d) below.

(a) Form. If the value of the Participant’s Retirement, Termination, or Disability Benefit is $5,000 or less (including any Rollover Amount), payment shall be made to the Participant as soon as practicable in a single, lump-sum distribution. In all other cases, at the election of the Participant in a manner prescribed by the Administrative Committee or its designee, Retirement, Disability, and Termination Benefits shall be paid in:

(i) a single, lump-sum distribution;

(ii) a series of substantially equal monthly or annual installments;

(iii) a series of adjustable installments, in amounts requested by the Participant in a manner prescribed by the Administrative Committee or its designee;

(iv) a partial lump-sum payment of $1,000 or more; or

(v) any other fixed amount made available by the Trustee.

(b) Source. To the extent administratively practicable, all such payments shall be taken in a manner prescribed by the Administrative Committee from each of the Participant’s Accounts and subaccounts (including the ESOP Component and non-ESOP Component subaccounts).

(c) Amount. If payment of any benefit is to be made in a single lump sum, the amount of the payment shall be equal to:

(i) in the case of a Retirement or Disability Benefit, the balance credited to the Participant’s Accounts as of the Valuation Date which coincides with or immediately precedes the Participant’s Separation Date, or

(ii) in the case of a Termination Benefit, the Participant’s vested interest in the balance credited to his or her Accounts as of such date, determined under Section 10.2.

If there is one (or more than one) Valuation Date between the Participant’s Separation Date and the date a payment is made, the amount of the payment shall be changed to reflect any allocations or adjustments made under Articles VII or XII of those Valuation Dates.

If payment of any benefit is to be made in a series of substantially equal installments pursuant to Paragraph (a)(ii), the amount of each installment shall be equal to a fraction of the amount described in the preceding paragraph. The numerator of the fraction shall be one and the denominator shall be the number of payments to be made.

(d) Commencement. Distribution of a Retirement, Disability, or Termination Benefit shall commence as soon as reasonably practicable after the requirements of either of Paragraph 11.3(d)(i) or (ii) are satisfied.

(i) Value $5,000 or Less. The requirements of this Paragraph (i) shall be satisfied if the value of the Participant’s Retirement, Disability, or Termination Benefit (whichever is applicable) is $5,000 or less (including any Rollover Amount), the Administrative Committee has notified the Trustee of the Participant’s Separation Date but has not notified the Trustee that the Participant has been reemployed, as provided in Section 11.1, and the Participant has not attained his or her Retirement Date. Any Retirement, Disability, or Termination Benefit which meets the requirements of this Paragraph (i) shall be paid in a single, lump-sum distribution.

(ii) Value More Than $5,000. The requirements of this Paragraph (ii) shall be satisfied if the value of the Participant’s Retirement, Disability, or Termination Benefit (whichever is applicable) is more than $5,000 (including any Rollover Amount); the Administrative Committee has notified the Trustee of the Participant’s Separation Date but has not notified the Trustee that the Participant has been reemployed, as provided in Section 11.1; and the Administrative Committee has issued to the Participant, no less than 30 days and no more than 180 days before any distribution to the Participant pursuant to this Section 11.3 would be made, the notice required by Treasury Regulation Section 1.411(a)-11(c) (the “Tax Notice”), which explains the tax rules that apply to distributions from the Plan and informs the Participant of his or her right to have the distribution deferred to a later date, to have benefits paid to him or her, to have benefits paid in a direct rollover described in Section 11.8, or to have benefits split between payment to the

Participant and payment in a direct rollover; and the Participant has requested the Administrative Committee, in writing, to authorize the Trustee to distribute his or her benefits and the Administrative Committee has authorized the Trustee to do so; provided, however, that no such written request may be made either before the Participant receives the Tax Notice or more than 180 days before the distribution would be made.

A distribution that is subject to the Participant’s consent, as described in Paragraph (ii), may commence less than 30 days after the Tax Notice is given to the Participant, provided the Administrative Committee clearly informs the Participant that he or she has a right to a period of at least 30 days after receiving the Tax Notice to consider the decision of whether or not to request a distribution, and the Participant, after receiving the Tax Notice, affirmatively requests a distribution.

11.4 Payment of Death Benefits. Death Benefits shall be paid to the Participant’s Beneficiary. If the value of the Death Benefit is $5,000 or less (including any Rollover Amount), payment shall be made to the Beneficiary, as soon as practicable after the Participant’s death in a single, lump-sum distribution. In all other cases, a Death Benefit shall be paid in a single lump sum or in a series of substantially equal monthly or annual installments over a period of no more than three years, at the election of the Beneficiary. The election shall be made by filing a written election with the Administrative Committee in a form it prescribes. Unless otherwise elected by the Beneficiary, the distribution of a Death Benefit shall commence no later than one year after the end of the Plan Year in which the Participant dies. Death Benefits will be paid in accordance with the following rules:

(a) If a Beneficiary elects a lump sum within 60 days of the date a notice is mailed advising the Beneficiary of his or her ability to elect a lump sum or installments, then as soon as reasonably practicable after the Administrative Committee notifies the Trustee of such election, the Trustee shall convert the value of the Participant’s Accounts to cash and shall pay the balance credited to the Participant’s Accounts as of the Valuation Date that coincides with or immediately precedes the date of the payment.

(b) If a Beneficiary elects installments within 60 days of the date a notice is mailed advising the Beneficiary of his or her ability to elect a lump sum or installments, then the installments will begin as soon as reasonably practicable after the Administrative Committee notifies the Trustee of such election. The amount of each installment shall be equal to a fraction of the balance in the Participant’s accounts on the Valuation Date which coincides with or immediately precedes the date of each payment. The numerator of the fraction referred to in the preceding sentence shall be one and the denominator shall be the number of payments to be made.

(c) If a Beneficiary does not elect a lump sum or installments within 60 days of the date a notice is mailed advising the Beneficiary of his or her ability to elect a lump sum or installments, the Death Benefit shall be distributed in annual installments over a period of three years, commencing as soon as reasonably practicable after the Administrative Committee notifies the Trustee that the Beneficiary has not made an election.

11.5 Limitation on Payments. No Participant or Beneficiary shall have the right to compel the Trustee to make any payment to him or her out of the Trust Fund, except as provided in this Article. All benefits payable under this Plan shall be paid solely out of the Trust Fund, and the Employer assumes no liability or responsibility therefor.

11.6 Payments in Kind. Distribution of benefits may be made in cash or in kind, or a combination thereof, including whole shares of Employer Stock, at the election of the Participant or, if applicable, his or her Beneficiary, except that fractional shares of such Employer Stock will be distributed in cash. A Participant or Beneficiary may request the Trustee, in writing, to distribute his or her benefits in a payment in kind by providing the request to the Trustee before the investment fund or funds are converted to cash. In the event of such an election, the Trustee will make the payment in kind as soon as reasonably practicable thereafter. In case any benefit is paid in kind, the property distributed shall be valued at its fair market value on the close of business on the day preceding its distribution, and the Trustee’s determination thereof shall be final and conclusive on all persons.

11.7 Special Distribution Limitations

(a) This Section sets forth rules concerning when distributions may begin and over what period of time they may be made. Any rules concerning the timing and duration of benefits found in other Sections of the Plan shall be altered only to the extent necessary to avoid violating the rules of this Section. In no event shall these rules be read to provide any option as to the time, manner, or duration of benefits in addition to those found in other provisions of the Plan.

(b) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, but prior to January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary.

(c) The minimum distribution requirements applicable on and after January 1, 2003, are set forth in Section 11.10.

11.8 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election as to the payment of his or her benefits, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee or its designee, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the distributee in a “direct rollover,” but only if that eligible retirement plan agrees to accept such eligible rollover distribution. For purposes of this Section 11.8, the following terms shall have the meanings ascribed to them below:

(a) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution; and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the preceding sentence, a portion of a distribution will not fail to be an eligible rollover distribution merely because that portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or 408(b), a qualified plan described in Code Section 401(a) or 403(a), or a tax-sheltered annuity plan described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(b) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA described in Code Section 408A(b), a qualified retirement plan described in either of Code Sections 401(a) or 403(a), a tax-sheltered annuity plan described in Code Section 403(b), or an eligible plan under Code Section 457(b) that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. For purposes of distributing a death benefit payment to a non-Spouse Beneficiary, an “eligible retirement plan” shall also include an individual retirement plan that will be treated as an inherited IRA under Code Section 402(c)(11).

(c) A “distributee” includes an Employee or former Employee, the surviving Spouse of an Employee or former Employee, and a Spouse or former Spouse of an Employee or former Employee determined to be the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). For purposes of distributing a death benefit payment to an individual retirement plan that will be treated as an inherited IRA under Code Section 402(c)(11), a “distributee” shall also include a non-Spouse Beneficiary.

(d) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

11.9 Automatic Rollovers. In the event of a mandatory distribution in accordance with the provisions of Paragraph 11.3(d)(i), if the distributee does not elect to have such distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover or to receive the distribution directly, then the Plan will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrative Committee.

11.10 Minimum Distribution Requirements. The provisions of this Section shall be effective for purposes of determining required minimum distributions made on or after January 1, 2003. The requirements of this Section shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section shall be determined and made in accordance with the provisions of Code Section 401(a)(9), including the minimum distribution incidental death benefit rule of Code Section 401(a)(9)(G), and the regulations promulgated thereunder.

(a) Definitions.

(i) The words “Designated Beneficiary” shall mean the individual who is designated pursuant to Section 15.2 and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(ii) The words “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required under Paragraph 11.10(b)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of the Distribution Calendar Year.

(iii) The words “Life Expectancy” shall mean the life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(iv) The words “Participant’s Account Balance” shall mean the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of the dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Participant’s Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v) The words “Required Beginning Date” shall mean the April 1 of the calendar year following the calendar year in which a Participant attains age 70 1⁄2 or retires, whichever occurs later.

(b) Time and Manner of Distribution.

(i) The Participant’s entire vested interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) If the Participant dies before distributions begin, the Participant’s entire (vested) interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no Designated Beneficiary as of the September 30 of the year following the year of the Participant’s death, the Participant’s entire vested interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph 11.10(b)(ii), other than Subparagraph 11.10(b)(ii)(A), shall apply as if the surviving spouse were the Participant.

For purposes of this Paragraph 11.10(b)(ii) and Subsection 11.10(d), unless Subparagraph 11.10(b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subparagraph 11.10(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subparagraph 11.10(b)(ii)(A).

(iii) Unless the Participant’s vested interest is distributed in a single lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions shall be made in accordance with Subsections 11.10(c) and 11.10(d).

(c) Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions will be determined under this Subsection 11.10(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) If the Participant dies on or after the date distributions begin, and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i) The Participant’s remaining Life Expectancy is calculated by using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) If the Participant dies on or after the date distributions begin, and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii) If the Participant dies before the date distributions begin, and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Paragraph 11.10(d)(i).

(iv) If the Participant dies before the date distributions begin, and there is no Designated Beneficiary as of the September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire vested interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(v) If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subparagraph 11.10(b)(ii)(A), then Paragraphs 11.10(d)(iii) and 11.10(d)(iv) shall apply as if the surviving spouse were the Participant.

ARTICLE XII

TOP-HEAVY RULES

12.1 Definitions. For purposes of this Article, the following terms shall have the meaning ascribed to them below:

(a) An “Affiliate” of the Employer shall mean

(i) any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer,

(ii) any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer, and

(iii) any member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer.

(b) The term “Aggregation Group,” with respect to the plans of the Employer, means the plan or group of plans which includes all plans maintained by the Employer or its Affiliates (including any plans that have terminated within five (5) years prior to the Determination Date)

(i) in which a Key Employee is a participant,

(ii) which enable any plan maintained by the Employer or its Affiliates in which a Key Employee is a participant to meet the requirements of Code Sections 401(a)(4) or 410, or

(iii) which are selected by the Employer for permissive aggregation, the inclusion of which would not prevent the group of plans from continuing to meet the requirements of Code Sections 401(a)(4) and 410.

(c) “Compensation” shall have the meaning ascribed to that term in Section 6.4.

(d) The “Cumulative Account” and “Cumulative Accrued Benefit” of an Employee or former Employee shall be determined as follows:

(i) An Employee’s or former Employee’s “Cumulative Account,” as of a Determination Date, shall be the sum of the balances to his or her accounts under the plan determined as of the most recent plan valuation date occurring within the twelve month period ending on the Determination Date. That amount shall be increased by any contributions due after such valuation date and on or before the Determination Date. If the valuation date falls within the first plan year of the plan, the Employee’s or former Employee’s Cumulative Account shall include any contributions made after the Determination Date, but allocated as of a date in the first plan year. If the Plan is being considered in an Aggregation Group, the Employee’s or former Employee’s “Cumulative Account” shall be the sum of the balances to his or her accounts under all defined contribution plans included in the Aggregation Group under consideration (as determined under the rules above).

(ii) An Employee’s or former Employee’s “Cumulative Accrued Benefit,” as of a Determination Date, shall be the sum of the present value of his or her accrued benefits under the plan determined under the actuarial assumptions set forth in such plan, as of the most recent plan valuation date occurring within the twelve month period ending on the Determination Date. For purposes of computing the Employee’s or former Employee’s Cumulative Accrued Benefit, he or she shall be treated as if he or she voluntarily terminated his or her service as of such valuation date (as of the Determination Date, in the case of the plan’s first year). If the Plan is being considered in an Aggregation Group, the Employee’s or former Employee’s “Cumulative Accrued Benefit” shall be the sum of the present value of his or her accrued benefits under all defined benefit plans included in the Aggregation Group under consideration (as determined under the rules above).

(iii) The balance to an Employee’s or former Employee’s accounts and the value of his or her benefits shall not include amounts attributable to deductible employee contributions.

(iv) The balance to an Employee’s or former Employee’s accounts and the value of his or her benefits shall be increased by the aggregate amount of any distributions made on his or her account under the Plan or plans during the one-year period ending on the Determination Date (or five-year period ending on the Determination Date in the case of any distribution made for a reason other than severance from employment, death, or disability).

(v) Rollovers and direct plan-to-plan transfers shall be treated as follows:

(i) If the transfer is initiated by the Employee or former Employee and made from a plan maintained by the Employer to a plan maintained by another employer, the transferor plan shall continue to include the amount transferred as an amount in the Employee’s or former Employee’s account under the transferor plan or as an accrued benefit under the transferor plan. The transferee plan shall not consider the amount if it is accepted by the plan after December 31, 1983, but shall include it as an amount under the plan it if it is accepted prior to December 31, 1983.

(ii) If the transfer is not initiated by the Employee or former Employee or is made between plans maintained by the same employer, the transferor plan shall not include the amount transferred as an amount under the plan and the transferee plan shall consider the amount transferred as an amount under the transferee plan.

(iii) For purposes of this Paragraph (v), all employers aggregated under the rules of Code Sections 414(b), (c) and (m) shall be considered a single employer.

(e) “Determination Date” shall mean, for purposes of determining whether a Plan is Top-Heavy for a particular plan year, the last day of the preceding plan year (or, in the case of the first plan year of a plan, the last day of that first year).

(f) “Key Employee” means any Employee or former Employee (including the beneficiary of such Employee or former Employee) who at any time during the Plan Year is:

(i) an officer of the Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates of more than $180,000 (as adjusted by the Secretary of the Treasury pursuant to Code Section 416(i)), but in no event shall more than 50 employees or, if less, the greater of (i) three or (ii) ten percent of the aggregate number of employees of the Employer and its Affiliates, be taken into account under this Paragraph (i) as officers of the Employer or Affiliate;

(ii) a person owning more than five percent of the Employer (within the meaning of Code Section 416(i)); or

(iii) a person who has an aggregate annual compensation from the Employer and its Affiliates of more than $150,000 and who owns more than one percent of the Employer within the meaning of Code Section 416(i).

For purposes of applying Code Section 318 to the provisions of this Article, subparagraph (C) of Section 318(a)(2) shall be applied by substituting “5 percent” for “50 percent.” For purposes of this Section, the term “compensation” shall have the meaning given it in Section 6.4.

(g) “Non-Key Employee” means any Employee who is not a Key Employee.

(h) “Valuation Date,” for purposes of determining the Cumulative Account under this Plan of an Employee or former Employee, shall be the same date as the Determination Date.

12.2 Determining Top-Heavy Status. The determination of whether the Plan is “Top-Heavy” shall be made as follows:

(a) If the Plan is not required to be included in an Aggregation Group with other plans of the Employer or its Affiliates, then it shall be Top-Heavy only if when considered by itself it is a Top-Heavy Plan and it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

(b) If the Plan is required to be included in an Aggregation Group with other plans of the Employer or its Affiliates, it shall be Top-Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

(c) If the Plan is not a Top-Heavy Plan and it is not required to be included in an Aggregation Group with other plans of the Employer or its Affiliates, then it shall not be Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top-Heavy Group.

A plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group with respect to any plan year if the sum, as of the Determination Date, of the Cumulative Accrued Benefits and the Cumulative Accounts of Key Employees for the plan year exceeds 60 percent of a similar sum determined for all Employees. For purposes of this paragraph, the Cumulative Accrued Benefits and Cumulative Accounts of an individual shall be disregarded if: (i) he or she has not received any compensation from the Employer (other than benefits under the Plan) at any time during the one-year period ending on the Determination Date, or (ii) he or she was a Key Employee with respect to the Plan for the prior Plan Year, but is a Non-Key Employee during the current Plan Year.

12.3 Minimum Benefit. If the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 1983, then the Employer shall make a minimum contribution for the Plan Year (which may include forfeitures otherwise allocable) for each Participant and each Employee regardless of whether the Employee has less than 1,000 Hours of Service during the Plan Year, who is a Non-Key Employee and is not a member of a unit of employees covered under a collective bargaining agreement with the Employer under which retirement benefits were the subject of good faith bargaining. The minimum contribution shall be three percent (3%) of the Participant’s compensation for the Plan Year. If in any Plan Year a Participant or eligible Employee is covered by both a defined contribution and a defined benefit plan, both of which are top-heavy, the minimum contribution required for top-heavy plans shall be made to this Plan in an amount sufficient to satisfy Code Section 416(f), using a comparability analysis that the benefits provided under all plans satisfy the defined benefit minimum required of top-heavy plans. If a Participant or eligible Employee participates in another defined contribution plan, the minimum contribution shall be made to this Plan. The amount of the minimum contribution described above shall be reduced in the following circumstances:

(a) The percentage minimum contribution required shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year, including for this purpose amounts contributed by the Employer under a salary reduction agreement under Section 4.2, and after taking into account contributions or benefits under other qualified plans in this Plan’s aggregation group, as provided pursuant to Code Section 416(c)(2)(B)(iii); and

(b) No minimum contribution will be required (or the minimum contribution will be reduced) for a Participant or eligible Employee for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant or eligible Employee in accordance with Code Section 416(f).

Any minimum contribution made for a Participant shall be allocated to his or her Employer contribution account. Any amount contributed by the Employer for the Plan Year and allocated to the Participant’s account, other than amounts contributed by the Employer under a salary reduction or similar arrangement, shall count towards satisfaction of the minimum contribution requirement.

ARTICLE XIII

ADMINISTRATION OF THE PLAN

13.1 Appointment of Administrative Committee. Evergy, Inc.’s Chief Executive Officer shall appoint a committee of no more than five persons, who may (but need not) be Participants, to be known as the Administrative Committee. Members of the Administrative Committee shall hold office at the pleasure of the Chief Executive Officer. Any member of the Administrative Committee may resign by submitting notice of his or her resignation to the Chief Executive Officer. The Administrative Committee shall appoint a Chairman from among its members.

13.2 Plan Administrator. Evergy, Inc. shall be the “Administrator” of the Plan as defined in Section 3(16)(A) of ERISA and shall be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the Plan Administrator under ERISA. Evergy, Inc. shall be the designated agent for service of legal process.

13.3 Responsibility for Administration of the Plan and Trust. The Administrative Committee shall be responsible for, and shall be the “named fiduciary” as defined in Section 402(a) of ERISA, with respect to the management, operation, and administration of the Plan. The Trustee shall be responsible for, and shall be the “named fiduciary” as defined in Section 402(a) of ERISA, with respect to the management and investment of the Trust Fund.

13.4 Powers of the Committee. The Administrative Committee shall have all powers necessary to administer the Plan in accordance with its terms. Not in limitation, but in amplification of the foregoing and of the authority conferred upon the Administrative Committee in Section 13.3, the Committee shall have the power to construe the Plan and to determine all questions that arise under it. All payments of benefits under the Plan shall be made by the Trustee after receiving the notification required under Article XI. The decision of the Administrative Committee upon all matters within the scope of its authority shall be final and binding.

13.5 Agents and Allocation of Fiduciary Responsibilities. The Administrative Committee may:

(a) employ agents to carry out nonfiduciary and fiduciary responsibilities, other than Trustee responsibilities as defined in Section 405(c)(3) of ERISA;

(b) consult with counsel, who may be counsel to the Employer;

(c) appoint an investment manager or managers, as defined in Section 3(38) of ERISA, to manage (including the power to acquire and dispose of) all or any part of the assets of the Plan; and

(d) provide for the allocation of fiduciary responsibilities, other than Trustee responsibilities as defined in Section 405(c)(3) of ERISA, among its members.

The performance of agents and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

13.6 Expenses. The proper expenses of the Administrative Committee, including the compensation of its agents, may be paid from the Trust, by the Employer, or by both.

13.7 Actions of the Committee. Any act which this Plan authorizes or requires the Administrative Committee to do may be done by a majority of the members thereof. The action of such majority of the Committee expressed by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee. It shall have the same effect for all purposes as if assented to by all of the Committee at the time in office. The Committee may authorize one or more of its members to sign on its behalf any instructions, instruments, or other documents. No member of the Administrative Committee who is a Participant or beneficiary under the Plan shall be entitled to vote on any matter pertaining solely to himself.

13.8 Records. All acts and determinations of the Administrative Committee shall be duly recorded by the Secretary thereof, or under his or her supervision, and all such records, together with such other documents as may be necessary for the administration of this Plan, shall be preserved in the custody of such Secretary.

13.9 Indemnification. The members of the Administrative Committee, and each of them, shall be free from all liability, joint and several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly constituted agents, in the administration of the Plan; provided, however, that no member of the Administrative Committee shall be relieved from responsibility under Part 4, Subtitle B, Title I of ERISA. Evergy, Inc. shall indemnify and save harmless the Administrative Committee and each of its members from the effects and consequences of their acts, omissions, and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

ARTICLE XIV

AMENDMENT, TERMINATION, AND MERGER OF PLAN

14.1 Right to Amend. Evergy, Inc. reserves the right at any time and from time to time, by action of its Board of Directors or by action of the Administrative Committee, to modify and change any of the terms and provisions of this Plan, provided that no such modification or amendment: (a) may permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries; (b) shall have any retroactive effect so as to deprive any Participant, or his or her Beneficiary of any vested interest already accrued, it being expressly stipulated that any modification or amendment made to conform with mandatory provisions of the Code, any federal or state law relating to employee trusts, or any official regulations or rulings issued pursuant thereto shall not be considered prejudicial to the rights of any Participant or Beneficiary; or (c) shall change the duties, liabilities and responsibilities of the Trustee without its written consent.

14.2 Right to Terminate. Evergy, Inc. hopes and intends to continue this Plan indefinitely but reserves the right to terminate this Plan at any time, by appropriate action of its Board of Directors.

14.3 Right to Discontinue Contributions. Whenever Evergy, Inc. determines that it is impossible or inadvisable for it to make further contributions as provided in the Plan, the Board of Directors of Evergy, Inc. may, without terminating the Trust, adopt an appropriate resolution permanently discontinuing all further contributions by the Employer. After receiving certified copies of such a resolution, the Administrative Committee and the Trustee shall continue to carry out their responsibilities under the Plan, except that Plan provisions regarding Employer contributions shall thereafter be disregarded.

14.4 Termination. The Plan shall terminate (a) upon termination by Evergy, Inc. as provided in Section 14.2; (b) upon the merger or consolidation of Evergy, Inc. or the transfer of its assets to another employer by any means and a failure of the transferee to adopt and continue the Plan as provided in Section 14.7; or (c) upon the legal adjudication of Evergy, Inc. as bankrupt, the liquidation of its business by a state or federal authority, or the dissolution of the business for any other reason.

14.5 Distribution upon Termination. Subject to the provisions of Section 14.8, upon termination of the Plan without the establishment of a successor plan, as defined for purposes of Code Section 401(k), after payment of all expenses and proportional adjustment of accounts of Participants to reflect such expenses, the Trust Fund’s income, gains or losses, and allocation of any previously unallocated funds to the date of termination, Participants and Beneficiaries shall be entitled to receive the amounts then credited to their respective accounts. Payment of such amounts shall be made in the manner provided in Section 11.3.

14.6 Vesting upon Termination. Upon the termination or partial termination of the Plan, or the complete discontinuance of contributions by the Employer, the right of each affected Participant to the amounts credited to his or her Accounts at that time shall be nonforfeitable.

14.7 Evergy, Inc. Merger. In the event Evergy, Inc. shall merge or consolidate with another firm or transfer its assets and business to another firm by any means, the transferee or successor firm may continue this Plan with the consent of the Trustee. To continue this Plan, the transferee or successor firm shall adopt the Plan at any time within ninety (90) days after such merger, consolidation or transfer shall occur. In that event, such transferee or successor firm shall thereafter be and constitute the Employer for all purposes under this Plan.

14.8 Successor Plan. In the event Evergy, Inc. shall terminate the Plan and shall, at or before the date of termination, adopt another tax exempt employee benefit plan, the Trustee shall, upon the direction of the Administrative Committee:

(a) pay over and deliver the assets of the Trust Fund to the Trustee of the Trust Fund established by the new plan; or

(b) if the new plan shall be funded by a contract or contracts issued by an insurance company, the Trustee shall pay over and deliver the assets of the Trust Fund to such insurance company or companies as may be directed by the Administrative Committee.

The payments referred to in the preceding sentence shall be made only if Evergy, Inc. has received an opinion of counsel acceptable to it that the new plan includes all the Participants in this Plan who have not retired and provides benefits for such Participants which satisfy the requirements of Section 14.9. In the event payments are made in accordance with this Section, the Trustee shall retain or reserve from the Trust Fund a sufficient sum to pay all taxes, costs and expenses to which the Trust Fund or the Trustee may be liable at such time including the Trustee’s compensation. After such transfer and the payment of all such taxes, costs and expenses, this Trust shall end.

14.9 Merger of Plan. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan (if the Plan then terminated) shall receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

14.10 Transfers to Plan. The Administrative Committee may, in its sole discretion, direct the Trustee to accept any transfer of assets and liabilities from the trustee or custodian of another employer-sponsored retirement plan, but only if (i) the trustee or custodian of such other retirement plan is authorized to make such a transfer, and (ii) the transfer satisfies the requirements of Code Section 414(l) and the regulations promulgated thereunder. In the event of such a plan-to-plan transfer, the Administrative Committee shall determine the proper accounting and other treatment of the transferred assets and liabilities.

ARTICLE XV

ASSIGNMENT—BENEFICIARIES

15.1 Assignment. The interest of a Participant in the Trust, and the right of any person to receive any benefit provided under the Plan from the Trustee, shall not be subject to assignment or be in any manner transferable or be encumberable, either by voluntary or involuntary act of such Participant or other person, nor be subject to attachment, execution, garnishment, sequestration, or seizure under any legal, equitable or other process. The preceding sentence shall not be construed, however, to forbid adherence to a qualified domestic relations order pursuant to procedures adopted by the Administrative Committee. In addition, each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive any death benefit payable under the Plan, in the manner set forth in the following Section.

15.2 Designation of Beneficiary. At any time, and from time to time, each Participant shall have the right, with the written consent of his or her Spouse, to designate a Beneficiary or Beneficiaries to receive any death benefit payable under the Plan, and to amend or revoke such designation. The Spouse’s consent shall be ineffective unless it acknowledges the effect of such designation and is witnessed by a Plan representative or a notary public. Each designation of Beneficiary or Beneficiaries and any such revocation or amendment thereof shall be made in writing on a form provided by the Administrative Committee and filed by a Participant with Evergy, Inc.’s Benefits Administration Department. The Administrative Committee may, however, within thirty (30) days after receipt of such a designation by the Benefits Administration Department, reject it if it determines that the designation is unclear or impractical to apply. The Plan Administrator shall provide to each Participant, within a reasonable time before payments to him or her are to begin (other than by reason of death), an explanation of the right of the Participant’s Spouse to consent to the designation of a Beneficiary other than himself or herself. Additionally, except to the extent otherwise expressly provided in a qualified domestic relations order, or by the Participant’s designation made after the divorce, a divorced spouse of a Participant shall be deemed to have predeceased the Participant and, therefore, to be entitled to no benefits as a Beneficiary under the Plan.

If the Participant fails to designate a Beneficiary, the Participant shall be deemed to have designated his or her Spouse (if any) as such for all purposes under the Plan, including (without limitation) Section 11.4 (concerning payment of death benefits) and Section 11.10 (concerning required minimum distributions).

15.3 Beneficiary Not Designated. If no Beneficiary is designated, if no designated Beneficiary survives the Participant, or if no designated Beneficiary can be located after a reasonable search for a period of two years after a death benefit becomes payable, the Beneficiary shall be the surviving person or persons in the first of the following classes of successive preference Beneficiaries, any distribution to two or more persons to be made in equal shares: the Participant’s

(a) widow or widower,

(b) descendants, per stirpes,

(c) parents,

(d) brothers and sisters,

(e) estate.

15.4 CAP Beneficiary Designations. As of the CAP Merger Date, any beneficiary designation previously submitted to the administrator of CAP shall have no effect with respect to either the CAP Transferee’s CAP Merger Account or any contributions made to this Plan. The CAP Transferee’s beneficiary designation shall, instead, be governed solely by the provisions of Section 15.2.

15.5 Prior Plan Beneficiary Designations.

(a) Except as provided below, on and after July 1, 2009, any beneficiary designation previously submitted to the administrator of the Aquila Plan with respect to an Aquila Plan Transferee’s accounts under that Plan shall have no effect with respect to the Transferee’s Account under this Plan, including his or her Aquila Plan Merger Accounts (as defined in Subsection 5.1(k)). The Aquila Plan Transferee’s beneficiary designation shall, instead, be governed solely by the provisions of Section 15.2. Notwithstanding the foregoing provisions of this Section, if an Aquila Plan Transferee is not a Transferred Aquila Employee (and his or her Account therefore consists solely of his or her Aquila Merger Accounts), the beneficiary designation (if any) in effect under the Aquila Plan on June 30, 2009, with respect to such amounts shall continue to apply to his or her Aquila Merger Accounts, unless and until he or she either becomes an Employee (in which case the first two sentences of this Section shall apply) or revokes such prior designation and submits a new designation in accordance with Section 15.2.

(b) A Westar Plan Transferee’s or a Wolf Creek Plan Transferee’s beneficiary designation (if any) in effect under the Westar Plan or Wolf Creek Plan, as applicable, on November 30, 2019, shall continue to apply to his or her Accounts under this Plan, unless and until he or she revokes such prior designation and submits a new designation in accordance with Section 15.2.

ARTICLE XVI

CLAIMS AND APPEALS PROCEDURES

16.1 Filing a Claim. A request for a Plan benefit shall be filed with the Chair of the Administrative Committee or with his or her designee, on a form prescribed by the Administrative Committee. Such a request, hereinafter referred to as a “claim,” shall be deemed filed when the executed claim form is received by the Chair of the Administrative Committee or his or her designee.

16.2 Deciding a Claim. The Chair of the Administrative Committee or his or her designee shall decide such a claim within a reasonable time after it is received. If a claim is wholly or partially denied, the claimant shall be furnished a written notice setting forth, in a manner calculated to be understood by him or her:

(a) The specific reason or reasons for the denial;

(b) A specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) Appropriate information as to the steps to be taken if the claimant wishes to appeal his or her claim, including the period in which the appeal must be filed and the period in which it will be decided.

The notice shall be furnished to the claimant within 90 days after receipt of the claim by the Chair of the Administrative Committee or his or her designee, unless special circumstances require an extension of time for processing the claim. No extension shall be for more than 90 days after the end of the initial 90-day period. If an extension of time for processing is required, written notice of the extension shall be furnished to the claimant before the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision will be rendered. Participants shall be informed in writing of the time limits set forth in this Section.

16.3 Appealing a Claim. If a claim is denied, the claimant may appeal the denial to the Administrative Committee upon written application to it. No action at law or in equity shall be brought to recover any benefit under the Plan until the rights to appeal described in this Section have been exercised and the benefits requested in the appeal have been denied, in whole or in part. The claimant may review documents pertinent to the appeal and may submit issues and comments in writing to the Administrative Committee. No appeal shall be considered unless it is received by the Administrative Committee within ninety (90) days after receipt by the claimant of written notification of denial of the claim. The Administrative Committee shall decide the appeal within 60 days after it is received. However, if special circumstances require an extension of time for processing, a decision shall be rendered as soon as possible, but not later than 120 days after the appeal is received. If such an extension of time for deciding the appeal is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Administrative Committee’s decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions upon which the decision is based.

16.4 Limitations on Actions. If a claimant exercises the appeal rights described in this Article XVI and the Administrative Committee denies the requested benefits in whole or in part, the claimant has the right to bring a civil action seeking those benefits under Section 502(a) of ERISA; provided, however, that any such action must be filed:

(a) within two years of the date on which the Administrative Committee notifies the claimant of its decision on appeal; and

(b) in the United States District Court for the Western District of Missouri.

ARTICLE XVII

MISCELLANEOUS

17.1 No Right to Retention. Participation under this Plan shall not give any Employee the right to be retained in the employ of the Employer.

17.2 Headings. The headings of Sections, Subsections, Paragraphs, and Subparagraphs are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

17.3 Gender and Number. In the construction of this Plan the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate.

17.4 Voting of Shares of Employer Stock. Each Participant (or, in the event of his or her death, his or her Beneficiary) shall have the right to direct the Trustee as to the manner in which whole and partial shares of Employer Stock allocated to his or her Accounts as of the record date (as declared by the Board of Directors of Evergy, Inc.) are to be voted on each matter brought before an annual or special shareholder’s meeting. Before each such meeting of shareholders, the Trustee shall furnish to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how shares of such Employer Stock allocated to the Participant’s Accounts shall be voted on each matter. Upon timely receipt of such directions, the Trustee shall vote as directed the number of shares (including fractional shares) of Employer Stock allocated to the Participant’s Accounts. The directions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Employer.

17.5 Applicable Law. The Plan shall be construed, regulated and administered under the laws of the State of Missouri, to the extent that they have not been preempted by federal law.

17.6 Unclaimed Benefits. If, after a diligent search of not less than two (2) years, the Administrative Committee is unable to locate a Participant or Beneficiary to whom any benefits are payable under the Plan, such benefits shall be forfeited to the Plan; provided, however, that if such individual later submits a proper claim for such benefits, those benefits shall be reinstated (without interest) and paid in full to the individual. If additional benefits are determined to be payable under the Plan to any individual after his or her death, the Administrative Committee shall perform a diligent search for any open or closed estate of the individual. The additional benefits shall be paid to the executor or executrix of such estate. If, after a diligent search of not less than two (2) years, the Administrative Committee is unable to locate a representative of such individual’s estate, the additional benefits shall be forfeited to the Plan; provided however, that if a representative of the individual’s estate (or, jointly, all of the individual’s heirs at law) later submits a proper claim for such benefits, those benefits shall be reinstated (without interest) and paid in full to the representative (or heirs at law).

17.7 QDRO Expenses. Any costs and expenses incurred by the Administrative Committee or its designee in connection with a domestic relations order that applies (or purports to apply) to a Participant’s Account shall be allocated to that Account. Amounts so allocated shall include, without limitation, processing fees and attorneys’ fees incurred upon the Plan’s receipt of notice that a qualified domestic relations order will be sought with respect to the Participant’s Account, and upon the Plan’s receipt of an order (or a proposed order) to determine whether such an order is (or would be) a qualified domestic relations order within the meaning of Section 206(d)(3) of ERISA and Section 414(p) of the Code.

ARTICLE XVIII

SPECIAL ESOP PROVISIONS

18.1 Distribution of Benefits. The provisions of Article XI, concerning the payment of benefits, shall apply both to the ESOP Component and the Non-ESOP Component. Those provisions are intended to comply with Code Sections 409(o) and 4975(e) and the regulations promulgated thereunder.

18.2 Dividends on Employer Stock. Dividends paid with respect to Employer Stock shall be allocated to the ESOP Component of a Participant’s (or alternate payee’s, as that term is defined in Code Section 414(p)(8)) Accounts, based upon the number of shares of Employer Stock held in each Account as of the dividend record date, unless the Participant or alternate payee elects, in a manner prescribed by the Administrative Committee and in accordance with Subsections (a), (b), and (c), to receive a distribution of such dividends in cash.

(a) Eligibility for Cash Dividend Distributions. Participants and alternate payees shall be eligible to elect a cash distribution of the dividends paid with respect to shares of Employer Stock that are allocated to their Accounts under the Plan, pursuant to Paragraphs (i) and (ii).

(i) Rollover, CAP Merger, Aquila Merger, Westar Plan Merger (excluding a Prior Westar Company Non-Elective Contribution Account), Wolf Creek Merger, Elective Contribution, Roth Contribution, QNEC, 100% Matching Contribution, EKC Matching Contribution, Wolf Creek Matching Contribution, and Wolf Creek Union Voluntary Contribution Accounts. A Participant or alternate payee shall be eligible to elect a cash distribution of the dividend paid with respect to the shares of Employer Stock that are allocated to the ESOP Component of such Participant’s (or alternate payee’s) Rollover, CAP Merger, Aquila Merger, Westar Plan Merger (excluding a Prior Westar Company Non-Elective Contribution Account), Wolf Creek Merger, Elective Contribution, Roth Contribution, QNEC, 100% Matching Contribution, EKC Matching Contribution, Wolf Creek Matching Contribution, and Wolf Creek Union Voluntary Contribution Accounts as of the dividend record date.

(ii) 50% Matching Contribution, 75% Matching Contribution, Company Non-Elective, and Prior Westar Company Non-Elective Contribution Accounts. A Participant or alternate payee whose 50% Matching Contribution, 75% Matching Contribution, Company Non-Elective, and Prior Westar Company Non-Elective Contribution Accounts, or any combination thereof (“Vesting Accounts”) is 100% vested pursuant to the schedule set forth in Section 10.2 as of the dividend record date shall be eligible to elect a cash distribution of the dividend paid with respect to the shares of Employer Stock that are allocated to the ESOP Component of such Participant’s (or alternate payee’s) 100% vested Vesting Accounts. With respect to Vesting Accounts that are not 100% vested as of the dividend record date, Participants and alternate payees shall not be eligible to elect a cash distribution of dividends paid with respect to any Employer Stock allocated to the Account.

(b) Election. An election to receive a cash distribution of dividends paid with respect to Employer Stock shall be made in the manner and at the time prescribed by the Administrative Committee, and in accordance with Code Section 404(k) and regulations promulgated thereunder. Once made, such election shall continue in effect, unless otherwise modified or revoked in accordance with procedures established by the Administrative Committee. Participants will be given a reasonable opportunity to change a dividend election at least annually.

(c) Distribution. Upon receipt of a properly completed cash dividend election by an eligible Participant or alternate payee, the Trustee shall issue to such person a cash payment equal to the amount of the dividend paid with respect to the Employer Stock allocated to the ESOP Component of such person’s Accounts for the quarter. Such payment shall be made as soon as reasonably practicable after the Trustee receives payment of such dividend from Evergy, Inc., but in no event later than ninety (90) days after the end of the Plan Year in which the dividend is allocable to the ESOP Component of the Participant’s Accounts.

18.3 Voting of Employer Stock Held in ESOP Component. The right of each Participant (or, in the event of the Participant’s death, his or her Beneficiary) under Section 17.4 to direct the Trustee as to the manner in which whole or partial shares of Employer Stock allocated to his or her Accounts as of the record date are to be voted shall apply to all shares of such Employer Stock held in his or her Accounts.

APPENDIX A

PROVISIONS RELATING TO KLT INC. TRANSFEREES

A.1 Background. Effective August 7, 2002, the balances of the accounts of certain participants in the KLT Inc. 401(k) Plan and Trust sponsored by KLT Inc. (the “KLT Plan”) will be transferred to this Plan and its related Trust in connection with the transfer of the employment of such individuals from KLT Inc. to Evergy, Inc., or another of the Employers described in Section 1.26. This Appendix provides for the continuation under this Plan of certain rights and features that applied with respect to those individuals under the terms of the KLT Plan. Such rights and features shall continue in effect with respect to any individual who, as of August 6, 2002, was a participant in the KLT Plan and who, on or after August 7, 2002 (hereinafter, the “Transfer Date”), has an Account under this Plan that consists, in whole or in part, of assets transferred from the KLT Plan. Such an individual shall be referred to as a “KLT Transferee.”

A.2 Incorporation by Reference. To the extent required by the context, any right or feature that is continued under this Appendix A shall be interpreted by reference to the provisions of the KLT Plan, as in effect on the day immediately prior to the Transfer Date, which shall be deemed to be incorporated herein by reference.

A.3 Additional Rights and Features. In addition to the rights and features expressly continued pursuant to this Appendix A, any right or feature that is required to be continued, pursuant to the provisions of Code Section 411(d)(6), shall be continued, but only to the extent required by such Section.

A.4 Establishment of Accounts. All assets transferred from the KLT Plan to this Plan and its related Trust shall be fully vested and nonforfeitable at all times. Separate accounts and sub-accounts shall be established under this Plan for assets transferred from the KLT Plan. Such accounts and sub-accounts shall be referred to collectively as a KLT Transferee’s “KLT Account.”

A.5 Vesting. The following provisions shall apply to all KLT Transferees who have any years of service under the KLT Plan on the Transfer Date.

(a) Years of Service for Vesting. All years of service earned by a KLT Transferee under the KLT Plan shall constitute Years of Service for Vesting under this Plan.

(b) Vested Percentage. A KLT Transferee’s KLT Account shall be fully vested at all times. All Employer Matching Contributions made pursuant to Subsection 4.1(b) of this Plan on or after August 7, 2002, shall vest pursuant to the provisions of (i) or (ii), below:

(i) Three or More Years of Service. If, on the Transfer Date, a KLT Transferee has three or more years of service under the KLT Plan, such KLT Transferee shall be subject to the following vesting schedule:

Years of Service for Vesting	Vested Percentage
Less than 1	0%
At least 1 but less than 2	25%
At least 2 but less than 3	50%
At least 3 but less than 4	75%
4 or more	100%

(ii) Less Than Three Years of Service. If, on the Transfer Date, a KLT Transferee has less than three years of service under the KLT Plan, such KLT Transferee’s vested percentage in Employer Matching Contributions made on or after August 7, 2002, will be determined under the vesting schedule set forth in Section 10.2 of this Plan.

A.6 Beneficiary Designations. As of the Transfer Date, any beneficiary designation previously submitted to the administrator of the KLT Plan shall be void and of no effect, both with respect to the KLT Transferee’s KLT Account and with respect to any contributions made to this Plan on or after August 7, 2002. Rather, the KLT Transferee’s Beneficiary designation shall be governed solely by the provisions of Section 15.2 of this Plan.

A.7 Transfer of Records. On or as soon as administratively practicable after the Transfer Date, the administrator of the KLT Plan shall transfer to the Administrative Committee of this Plan or its designee all administrative records maintained under the KLT Plan with respect to KLT Transferees.

APPENDIX B

PROVISIONS RELATING TO THE MERGER OF

THE KLT INC. 401(k) PLAN AND TRUST

B.1 Background. Effective January 2, 2004, the balances of the accounts of all participants in the KLT Inc. 401(k) Plan and Trust sponsored by KLT Inc. (the “KLT Plan”) will be transferred to this Plan and its related Trust in connection with the merger of the KLT Plan into this Plan. This Appendix provides for the continuation under this Plan of certain rights and features that applied with respect to those individuals under the terms of the KLT Plan. Such rights and features shall continue in effect with respect to any individual who, as of January 1, 2004, was a participant in the KLT Plan and who, on or after January 2, 2004 (hereinafter, the “Merger Date”), has an Account under this Plan that consists, in whole or in part, of assets transferred from the KLT Plan. Such an individual shall be referred to as a “KLT Transferee.”

B.2 Incorporation by Reference. To the extent required by the context, any right or feature that is continued under this Appendix B shall be interpreted by reference to the provisions of the KLT Plan, as in effect on the day immediately prior to the Merger Date, which shall be deemed to be incorporated herein by reference.

B.3 Additional Rights and Features. In addition to the rights and features expressly continued pursuant to this Appendix B, any right or feature that is required to be continued, pursuant to the provisions of Code Section 411(d)(6) shall be continued, but only to the extent required by such Section.

B.4 Establishment of Accounts. All assets transferred from the KLT Plan to this Plan and its related Trust pursuant to the merger shall be fully vested and nonforfeitable at all times. Separate accounts and sub-accounts shall be established under this Plan for assets transferred from the KLT Plan. Such accounts and sub-accounts shall be referred to collectively as a KLT Transferee’s “KLT Merger Account.”

B.5 Vesting. The following provisions shall apply to all KLT Transferees who have any years of service under the KLT Plan on the Merger Date.

(a) Years of Service for Vesting. All years of service earned by a KLT Transferee under the KLT Plan shall constitute Years of Service for Vesting under this Plan.

(b) Vested Percentage. A KLT Transferee’s KLT Merger Account shall be fully vested at all times. All Employer Matching Contributions made pursuant to Subsection 4.1(b) of this Plan on or after January 2, 2004, shall vest pursuant to the provisions of (i) or (ii), below:

(i) Three or More Years of Service. If, on the Merger Date, a KLT Transferee has three or more years of service under the KLT Plan, such KLT Transferee shall be subject to the following vesting schedule:

Years of Service for Vesting	Vested Percentage
Less than 1	0%
At least 1 but less than 2	25%
At least 2 but less than 3	50%
At least 3 but less than 4	75%
4 or more	100%

(ii) Less Than Three Years of Service. If, on the Merger Date, a KLT Transferee has less than three years of service under the KLT Plan, such KLT Transferee’s vested percentage in Employer Matching Contributions made on or after January 2, 2004, will be determined under the vesting schedule set forth in Section 10.2 of this Plan.

B.6 Beneficiary Designations. As of the Merger Date, any beneficiary designation previously submitted to the administrator of the KLT Plan shall be void and of no effect, both with respect to the KLT Transferee’s KLT Merger Account and with respect to any contributions made to this Plan on or after January 2, 2004. Rather, the KLT Transferee’s Beneficiary designation shall be governed solely by the provisions of Section 15.2 of this Plan.

B.7 Transfer of Records. On or as soon as administratively practicable after the Merger Date, the administrator of the KLT Plan shall transfer to the Administrative Committee of this Plan or its designee all administrative records maintained under the KLT Plan with respect to KLT Transferees.